As filed with the Securities and Exchange Commission on September 14, 2020

Registration No. ____________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GREEN HYGIENICS HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Nevada	100	26-2801338
(State or other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

13795 Blaisdell Place, Suite 202

Poway, California 92064

Tel.: (855) 802-0299

(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

Ron Loudoun

Chief Executive Officer

GREEN HYGIENICS HOLDINGS INC.

13795 Blaisdell Place, Suite 202

Poway, California 92064

Tel.: (855) 802-0299

(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:

Marc A. Indeglia, Esq.

Indeglia PC

13274 Fiji Way, Suite 250

Marina del Rey, CA 90292

Tel No.: (310) 982-2720

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock underlying Equity Financing Agreement	5,249,143	$0.8125	$4,264,929	$553.59
Common Stock issued as Commitment Shares	150,857	$0.8125	$122,571	$15.91
TOTAL	5,400,000	$0.8125	$4,387,500	$569.50

_____________

(1)

The registrant is registering for resale by GHS Investments, LLC (“GHS”) (i) shares of the registrant’s common stock potentially issuable to GHS in accordance with the terms of an Equity Financing Agreement between GHS and the registrant (the “Equity Financing Agreement”), and (ii) 150,857 shares of the registrant’s common stock issued to GHS as commitment shares pursuant to the Equity Financing Agreement. The number of shares of common stock registered hereunder represents a good faith estimate of the number of shares of the registrant’s common stock issuable upon delivery of a “put” notice. Should the number of shares being registered be an insufficient number of shares to fully utilize the equity financing facility, the registrant will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions affecting the shares to be offered by the selling shareholders.

(2)

The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock on the OTC Markets on September 9, 2020, a date within 5 trading days prior to the date of the filing of this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PREPRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED ————-, 2020

Up to 5,400,000 Common Shares

GREEN HYGIENICS HOLDINGS INC.

This prospectus relates to the resale of up to 5,249,143 shares of the common stock of Green Hygienics Holdings Inc., a Nevada corporation, by GHS Investments, LLC, a Nevada limited liability company (“GHS”), a selling shareholder, pursuant to one or more put notices under an Equity Financing Agreement (the “Financing Agreement”) that we have entered into with GHS. The Financing Agreement permits us to sell shares of our common stock to GHS enabling us to put up to $25,000,000 worth of common stock to GHS. The registration statement covers the offer and possible sale of approximately $5,700,000 in common stock by GHS based on our September 10, 2020 closing market price of $0.90 per share before the discount offered to GHS. This prospectus also relates to the resale of up to 150,587 shares of our common stock to be issued as commitment shares to GHS.

If issued presently, the 5,400,000 shares of common stock registered for resale by GHS would represent approximately 11.9% of the Company’s issued and outstanding shares of common stock, based on the Company’s issued and outstanding 40,077,781 shares of common stock as of September 14, 2020.

The selling stockholder may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices, or at negotiated prices.

We will not receive any proceeds from the sale of the shares of our common stock by GHS. However, we will receive proceeds from our sale of shares to GHS pursuant to the Financing Agreement. We will sell shares of our common stock to GHS at a price equal to 100% of the lowest closing price of our common stock during the ten (10) consecutive trading day period ending on the date on which we deliver a put notice to GHS (the “Market Price”), and we will be obligated to simultaneously deliver the number of shares equal to 120% of the put notice amount based on the Market Price. For example, if we delivered a put notice to GHS for $250,000, and the Market Price were $2.00/share, we would be obligated to issue GHS $300,000 of our common stock based 100% of the Market Price, or approximately 150,000 shares.

GHS is an underwriter within the meaning of the Securities Act of 1933, and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

Our common stock is quoted on the OTC Markets (QB Marketplace Tier under the symbol “GRYN”). On September 11, 2020, the reported closing sale price of our common stock on the OTC Markets was $0.90 per share.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 5. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________, 2020.

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FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. These statements are not historical facts, but rather are based on our current expectations, estimates and projections about our industry, our beliefs and assumptions. Words including “may,” “could,” “would,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates” and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which remain beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties are described in “Risk Factors” and elsewhere in this prospectus. We caution you not to place undue reliance on these forward-looking statements, which reflect our management’s view only as of the date of this prospectus. We are not obligated to update these statements or publicly release the results of any revisions to them to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Consolidated Financial Statements, before making an investment decision.

Overview

Green Hygienics Holdings Inc. (“we” or the “Company”) seeks to be an innovative, full-scope, science-driven, premium hemp cultivation and branding enterprise focused on the cultivation and processing of industrial hemp for the purpose of extracting cannabidiol (“CBD”).

The Company was incorporated in the State of Nevada on June 12, 2008 as Silver Bay Resources Inc. On June 30, 2010, the Company changed its name to Takedown Entertainment Inc., and on July 24, 2012, the Company changed its name to Green Hygienics Holdings Inc.

On June 1, 2017, the Company accepted the resignations of Rick Powell, Jim Loseth and David Ashby as Directors and Officers of the Company and the Company accepted the appointment of Ronald Loudoun as President, Secretary, Treasurer, Interim Chief Financial Officer and Director of the Company.

On October 30, 2018, Rick Powell transferred 13,500,000 common shares of the Company by way of a Gifting Agreement to Alita Capital Inc., a company controlled by Ronald Loudoun, and on October 30th, 2018, Wilderness Custom Exteriors Ltd. transferred 9,000,000 common shares by way of a Gifting Agreement to Alita Capital Inc.

Effective April 29, 2019, the Company entered into a definitive agreement with Coastal Labs, LLC (“Coastal”), a California, limited liability company to acquire all of the assets of Coastal. The total consideration for the assets would be, at the Company’s election, $3,000,000 or a total of 2,000,000 shares of the Company’s common stock issuable over five years. In addition, the Company would enter into consulting agreements with each individual member of Coastal, or such entity as each respective member may designate, that sets forth ongoing compensation to each individual member of Coastal. The parties further agreed to form a new entity or arrange for the transfer of ownership of Coastal to a wholly-owned subsidiary of the Company to hold the acquired assets, to enter into an operating agreement that governs the operation of the assets, and to establish a board of directors for the subsidiary of up to 6 members, of whom 3, or half, whichever is greater, shall be nominees of Coastal. Further, the Company would assume all of Coastal’s contracts relating to sales and distribution of the products. The acquisition of the assets of Coastal has not closed, and either party may terminate the agreement at any time.

In June, 2019, the Company formed two wholly owned subsidiaries, Coastal Labs NC LLC (“Coastal NC”) and Green Hygienics NC LLC (“Green NC”) for the purpose of registering as an industrial hemp processor and cultivator in the State of North Carolina pursuant to the North Carolina Industrial Hemp Pilot Program.

On June 10, 2019, the Company secured a multiyear purchase order for the sale of hemp to U.S. Tobacco De Mexico. Under the terms of the contract, the Company is required to deliver a total $56.4 million worth of hemp flower over a five-year period to US Tobacco De Mexico for use in the production of CBD hemp cigarettes. Since the issuance of the purchase order, the Company and US Tobacco De Mexico determined to renegotiate the purchase order due to several reasons, including production capacity and market price fluctuation. This contract has been cancelled due to the significant drop of more than 90% in wholesale price of hemp biomass which is used to make CBD hemp cigarettes. The parties are working on a modified version of the deal.

On June 14, 2019 the Company secured from the County of San Diego Department of Agriculture, Weights and Measures a registration for industrial hemp cultivation as a grower.

On July 22, 2019, the Company secured licenses for the processing of hemp in the state of North Carolina. The licenses were granted to the Company’s newly formed subsidiary, Coastal NC, by the North Carolina Industrial Hemp Commission. The Company’s second subsidiary in the state is Green NC, which will be partnering for cultivation this year with the intention of meeting the earnings qualification to be licensed on its own for next year’s cultivation.

On August 26, 2019, the Company the completed the acquisition of 824 acres of land known as the Potrero Ranch Property, located near San Diego, California for a purchase price of $4 million. The Company is utilizing the land and buildings for industrial hemp for CBD cultivation. The property includes over 400,000 square feet of outbuildings which are currently being converted into greenhouses. The Company entered into an agreement payable with the seller of the property for $2,750,000 for a portion of the purchase price. The terms of the agreement are monthly payments of interest only at the rate of 6% per annum. This debt is secured by a promissory note secured by a deed of trust on the real property. The maturity date of the debt is August 23, 2024. The Company also entered into an agreement payable for $1,760,000 with monthly payments of interest only at the rate of 15% per annum. This debt is also secured by a promissory note secured by a second charge on the deed of trust on the real property. The maturity date of this debt is August 15, 2024. As of April 30, 2020, the Company has spent $184,342 in property and building improvements and has acquired over $300,000 worth of production equipment.

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In October 2019, the Company entered into an agreement to purchase the real property located at 13795 Blaisdell Place, Poway, California 92064, which includes a building containing approximately 15,048 square feet of R&D space on a 0.95 acre lot, for $4,000,000, of which $2,000,000 is payable in cash or common stock of the Company, and of which $2,000,000 would be financed pursuant to a promissory note and secured by a deed of trust on the property. The Company has until April 2020 to obtain the necessary financing to consummate the transaction. The Company has received an extension to January 15th, 2021.

In April 2020, the Company received USDA Organic Certification for its 824 acre farm and 400,000 square feet of greenhouse space. The Company considers the USDA Organic Certification to be one of the most recognized certifications among US consumers and provides another level of assurance to shoppers who may be concerned about the safety of CBD products. In addition to assuring that no synthetic fertilizers, pesticides or herbicides have been used in the cultivation of hemp, the USDA organic certification ensures that farmers are using tillage and cultivation practices that maintain or improve the condition of soil and minimize soil erosion through crop rotations, cover crops and the application of plant and animal materials.

In July 2020, the Company planted its first large scale hemp crops for cultivation. The initial planting covers approximately 120 acres of land and three greenhouses. The Company anticipates harvesting these initial crops in October 2020 and selling the crops by the end of 2020. The Company estimates that the wholesale value of these crops will be between $10,000,000 and $20,000,000.

We had $228,237 in cash reserves as at April 30, 2020. We anticipate that we will incur approximately $240,000 for administrative expenses, including professional legal and accounting expenses associated with compliance with our periodic reporting requirements over the next twelve months.

We are contemplating raising additional capital to finance our business operations. No final decisions regarding financing have been made at this time. It is anticipated that funding for the Company will come from one or more of the following means: engaging in an offering of our stock; engaging in borrowing; locating a joint venture partner or partners.

Corporate Information

Our executive offices are located at 13795 Blaisdell Place, Suite 202, Poway, California 92064. Our telephone number is (855) 802-0299 and our Internet address is www.greenhygienicsholdings.com. The information on, or that may be, accessed from our website is not part of this Prospectus.

GHS Equity Financing Agreement and Registration Rights Agreement

Summary of the Offering

Company:	Green Hygienics Holdings, Inc.

Shares currently outstanding:	40,077,781

Shares being offered:	5,400,000

Offering Price per share:

The selling stockholder may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices, or at negotiated prices.

Use of Proceeds:

The Company will not receive any proceeds from the sale of the shares of our common stock by the selling stockholder. However, we will receive proceeds from our sale of shares to the selling stockholder pursuant to the Financing Agreement. The proceeds from the sale of shares to the selling stockholder will be used for the purpose of providing the company working capital.

OTC Markets Symbol:	GRYN

Risk Factors:	See “Risk Factors” beginning on page 5 and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

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Summary Financial Information

Summary Historical Financial Data

The summary financial information set forth below has been derived from the financial statements of Green Hygienics Holdings Inc., a Nevada corporation for periods presented and should be read in conjunction with the financial statements and the notes thereto included elsewhere in this Prospectus and in the information set forth in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Green Hygienics Holdings, Inc., a Nevada corporation

	Nine Months Ended April 30,		Years Ended July 31,
	2020	2019	2019	2018
Revenues	$108,574	$--	$--	$--
Cost of Revenues	$--	$--	$--	$--
Operating Expenses	$4,885,004	$112,268	$1,818,511	$165,989
Other Income (Expense)	$(841,029)	$(2,148)	$(25,383)	$36,909
Net Loss	$(5,617,459)	$(114,416)	$(1,843,894)	$(129,080)

	April 30,	July 31,
	2020	2019	2018
Total Assets	$4,977,854	$554,841	$592
Total Liabilities	$8,240,775	$1,194,836	$341,202
Accumulated Deficit	$(48,383,601)	$(42,766,142)	$(40,992,248)
Stockholders’ Deficit	$(3,262,921)	$(639,995)	$(340,610)

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RISK FACTORS

The following is a summary of the risk factors that we believe are most relevant to our business. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider the following to be a complete discussion of all potential risks or uncertainties. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events, or otherwise.

Business Risks:

We are entering into a new business, the construction of hemp growing facilities, and we expect to incur operating losses for the foreseeable future.

We were incorporated on June 12, 2008. We have no way to evaluate the likelihood that our business will be successful. We have had minimal revenues to date. The Company’s present business model is as an innovative, full-scope, science-driven, premium hemp cultivation and branding enterprise focused on the cultivation and processing of industrial hemp for cannabidiol (“CBD”). The Company’s business model includes generating revenues from the sale of hemp and premium-grade CBD products; creating trusted global consumer brands; developing valuable IP; and growing the Company through strategic acquisitions. Potential investors should be aware of the difficulties normally encountered by these types of companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the regulatory hurdles surrounding this industry

We have yet to earn significant revenue to achieve profitability and our ability to sustain our operations is dependent on our ability to raise additional financing to complete our program if warranted. As a result, our accountant believes there is substantial doubt about our ability to continue as a going concern.

We have an accumulated deficit of $48,383,601 as of April 30, 2020. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the development of our business. These factors raise substantial doubt that we will be able to continue as a going concern. Our independent auditors have expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. We may have to liquidate our business and you may lose your investment. You should consider our auditor’s comments when determining if an investment in our company is suitable.

Because of the unique difficulties and uncertainties inherent in hemp growing facility construction and management industry, we face a high risk of business failure.

You should be aware that the hemp growing industry is a new industry. Consequently, the likelihood that there will be a high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the regulatory environment in which we must adhere to. These potential problems include, but are not limited to, unanticipated problems relating to obtaining a building permits, licenses to grow hemp, the ability to market the hemp grown. If the results of our program do not reveal viable commercialization options, we may decide to abandon our venture into the hemp growing industry. Our ability to continue in the hemp growing industry will be dependent upon our possessing adequate capital resources when needed. If no funding is available, we may be forced to abandon our operations.

Because of the inherent dangers involved in hemp growing construction industry and the management of the facilities, there is a risk that we may incur liability or damages as we conduct our business.

The growing of hemp involves numerous hazards. As a result, we may become subject to liability for such hazards, which we cannot insure or against which we may elect not to insure. At the present time we have no insurance to cover against these hazards. The payment of such liabilities may result in our inability to complete our planned program and/or obtain additional financing to fund our program.

As we undertake the construction of hemp growing facilities, we will be subject to compliance with government regulation that may increase the anticipated cost of our program.

There are several governmental regulations that could materially increase the costs of managing the facilities. We will be subject to regulations and laws as we carry out our program. We will require licenses to grow and process hemp in the United States and Canada. There is a risk that new regulations could increase our costs of doing business and prevent us from carrying out our growing operations.

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Because we have no operating history in the hemp industry, we may not succeed.

We have no specific operating history in procuring, building out or leasing real estate for agricultural purposes, specifically hemp grow facilities, or with respect to any other activity in the hemp industry. Moreover, we are subject to all risks inherent in a developing a new business enterprise. Our likelihood of success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with establishing a new business and the competitive and regulatory environment in which we operate.

You should further consider, among other factors, our prospects for success in light of the risks and uncertainties encountered by companies that, like us, are in their early stages. For example, unanticipated expenses, delays and or complications with build outs, zoning issues, legal disputes with neighbors, local governments, communities and or tenants. We may not successfully address these risks and uncertainties or successfully implement our operating strategies. If we fail to do so, it could materially harm our business to the point of having to cease operations and could impair the value of our common stock to the point investors may lose their entire investment.

Because our business is dependent upon continued market acceptance by consumers, any negative trends will adversely affect our business operations.

We are substantially dependent on continued market acceptance and proliferation of consumers of hemp. We believe that as hemp becomes more accepted consumer demand will continue to grow. And while we believe that the market and opportunity in the hemp space continues to grow, we cannot predict the future growth rate and size of the market. Any negative outlook on the hemp industry will adversely affect our business operations.

Laws and regulations affecting the regulated hemp industry are constantly changing, which could detrimentally affect our proposed operations and we cannot predict the impact that future regulations may have on us.

Local, state and federal hemp laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on its operations. In addition, it is possible that regulations may be enacted in the future that will be directly applicable to our proposed business. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

FDA regulation of hemp and the possible registration of facilities where hemp is grown could negatively affect the industry which would directly affect our financial condition.

The FDA may issue rules and regulations including CGMPs (certified good manufacturing practices) related to the growth, cultivation, harvesting and processing of hemp. Clinical trials may be needed to verify efficacy and safety. It is also possible that the FDA would require that facilities where hemp is grown be registered with the FDA and comply with certain federally prescribed regulations. In the event that some or all of these regulations are imposed, we do not know what the impact would be on the hemp industry, what costs, requirements and possible prohibitions may be enforced. If we or our tenants are unable to comply with the regulations and or registration as prescribed by the FDA, we and/or our tenants may be unable to continue to operate their and our business in its current form or at all.

Because our business model depends upon the availability of private financing, any change in our ability to raise money will adversely affect our financial condition.

Our ability to operate, engage in the business activities that we have planned and achieve positive financial performance depends, in large measure, on our ability to obtain financing in amounts and on terms that are favorable.

Because we are liable for hazardous substances on our properties, environmental liabilities are possible and can be costly.

Federal, state and local laws impose liability on a landowner for releases or the otherwise improper presence on the premises of hazardous substances. This liability is without regard to fault for, or knowledge of, the presence of such substances. A landowner may be held liable for hazardous materials brought onto a property before it acquired title and for hazardous materials that are not discovered until after it sells the property. Similar liability may occur under applicable state law. Sellers of properties may make only limited representations as to the absence of hazardous substances. If any hazardous materials are found within our properties in violation of law at any time, we may be liable for all cleanup costs, fines, penalties and other costs. This potential liability will continue after we sell the properties and may apply to hazardous materials present within the properties before we acquire the properties. If losses arise from hazardous substance contamination which cannot be recovered from a responsible party, the financial viability of the properties may be adversely affected. It is possible that we will purchase properties with known or unknown environmental problems which may require material expenditures for remediation.

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If we are found non-compliant with the Americans with Disabilities Act, we will be subject to significant liabilities.

If any of our properties are not in compliance with the Americans with Disabilities Act of 1990, as amended (the “ADA”), we may be required to pay for any required improvements. Under the ADA, public accommodations must meet certain federal requirements related to access and use by disabled persons. The ADA requirements could require significant expenditures and could result in the imposition of fines or an award of damages to private litigants. We cannot assure that ADA violations do not or will not exist at any of our properties.

The recent global COVID-19 outbreak has significantly affected our business and operations.

The potential impact and duration of the COVID-19 pandemic on the global economy and our business are difficult to assess or predict. Potential impacts include:

• Our customer prospects and our existing customers may experience slowdowns in their businesses, which in turn may result in reduced demand for our products, lengthening of sales cycles, loss of customers, and difficulties in collections.

• Certain of our employees are working from home significantly more frequently than they have historically, which may result in decreased employee productivity and morale with increased unwanted employee attrition.

• We continue to incur fixed costs, and are deriving reduced or no benefit from those costs.

• We may continue to experience disruptions to our growth planning, such as for facilities and expansion.

• We anticipate incurring costs in returning to work, including changes to the workplace, such as space planning, food service, and amenities.

• We may be subject to legal liability for safe workplace claims.

• Our critical vendors could go out of business.

• Our in-person marketing events, including customer user conferences, have been canceled and we may continue to experience prolonged delays in our ability to reschedule or conduct in-person marketing events and other sales and marketing activities.

• Our marketing, sales, professional services, and support organizations are accustomed to extensive face-to-face customer and partner interactions, and conducting business virtually is unproven.

Any of the foregoing could adversely affect our business, financial condition, and results of operations.

More generally, the COVID-19 pandemic has and is expected to continue to adversely affect economies and financial markets globally, leading to a continued economic downturn, which is expected to decrease spending generally and could adversely affect demand for our products. It is not possible at this time to estimate the full impact that COVID-19 will have on our business, as the impact will depend on future developments, which are highly uncertain and cannot be predicted.

Moreover, to the extent the COVID-19 pandemic adversely affects our business, financial condition, and results of operations, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section, including but not limited to, those related to our ability to increase sales to existing and new customers, continue to perform on existing contracts, develop and deploy new technologies, expand our marketing capabilities and sales organization and to generate sufficient cash flow to operate our business and meet our obligations.

Investment Risks

Our issuance of additional shares may have the effect of diluting the interest of shareholders; our common stock shareholders do not have pre-emptive rights

Any additional issuances of common stock by us from our authorized but unissued shares may have the effect of diluting the percentage interest of existing shareholders. The securities issued to raise funds may have rights, preferences or privileges that are senior to those of the holders of our other securities, including our common stock. The board of directors has the power to issue such shares without shareholder approval. We fully intend to issue additional common shares in order to raise capital to fund our business operations and growth objectives.

We do not anticipate paying dividends to our common stockholders in the foreseeable future, which makes investment in our stock speculative and risky.

We have not paid dividends on our common stock and do not anticipate paying dividends on our common stock in the foreseeable future. The board of directors has sole authority to declare dividends payable to our stockholders. The fact that we have not paid and do not plan to pay dividends indicates that we must use all of our funds we generate for reinvestment in our business activities. Investors also must evaluate an investment in the Company solely on the basis of anticipated capital gains.

Limited liability of our executive officers and directors may discourage shareholders from bringing a lawsuit against them.

Our Memorandum and Articles of Incorporation contain provisions that limit the liability of our directors for monetary damages and provide for indemnification of officers and directors. These provisions may discourage shareholders from bringing a lawsuit against officers and directors for breaches of fiduciary duty and may reduce the likelihood of derivative litigation against officers and directors even though such action, if successful, might otherwise have benefited the shareholders. In addition, a shareholder’s investment in the Company may be adversely affected to the extent that we pay costs of settlement and damage awards against officers or directors pursuant to the indemnification provisions of the bylaw. The impact on a shareholder’s investment in terms of the cost of defending a lawsuit may deter the shareholder from bringing suit against any of our officers or directors. We have been advised that the SEC takes the position that these article and bylaw provisions do not affect the liability of any director under applicable federal and state securities laws.

We are a development stage company and we expect to incur operating losses for the foreseeable future.

We were incorporated on June 12, 2008 and our business to date has been principally organizational activities. We have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by start-up companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the business that we plan to undertake. These potential problems include, but are not limited to, additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing any revenues. We recognize that if business revenues are not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and if we are unsuccessful in addressing these risks, our business will most likely fail.

We have yet to earn continuous or sufficient revenue and our ability to sustain our operations is dependent on our ability to raise additional financing. There is substantial doubt about our ability to continue as a going concern.

We have accumulated net losses of $48,383,601 for the period from inception June 12, 2008 to April 30, 2020 and have generated limited revenues to date. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the development of our business. These factors raise substantial doubt that we will be able to continue as a going concern. Our independent auditor has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. We may have to liquidate our business and you may lose your investment. You should consider our auditor’s comments when determining if an investment in our company is suitable.

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We may be unable to obtain additional capital that we may require to implement our business plan. This would restrict our ability to grow.

The proceeds from our financing efforts to date have provided us with a limited amount of working capital not sufficient to fund our proposed operations. We will require additional capital to continue to operate our business and our proposed operations. We may be unable to obtain additional capital as and when required.

Future acquisitions and future development, production and marketing activities, as well as our administrative requirements (such as salaries, insurance expenses and general overhead expenses, as well as legal compliance costs and accounting expenses) will require a substantial amount of additional capital and cash flow.

We may not be successful in locating suitable financing transactions in the time period required or at all, and we may not obtain the capital we require by other means. If we do not succeed in raising additional capital, the capital we have received to date is not sufficient to fund our operations going forward without obtaining additional capital financing.

Any additional capital raised through the sale of equity may dilute your ownership percentage. This could result in a decrease in the fair market value of our equity securities because our assets would be owned by a larger pool of outstanding equity. The terms of securities we issue in future may be more favorable to our new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, and issuances of incentive awards under equity employee incentive plans, which may have a further dilutive effect.

Our ability to obtain needed financing may be impaired by such factors as the capital markets generally, our status as a new enterprise without a demonstrated operating history or the retention or loss of key management. If the amount of capital we are able to raise from financing activities is not sufficient to satisfy our capital needs, we may be required to cease our operations.

We may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which may adversely impact our financial condition.

The limited trading of our common stock may impair your ability to sell your shares.

There has been limited trading of our common stock since our inception. The lack of trading of our common stock and the low volume of any future trading may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. Such factors may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies or technologies by using common stock as consideration.

The market price of our common stock is likely to be highly volatile and subject to wide fluctuations.

Assuming we are able to establish an active trading market for our common stock, the market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including:

●

dilution caused by our issuance of additional shares of common stock and other forms of equity securities, which we expect to make in connection with future capital financings to fund our operations and growth, to attract and retain valuable personnel and in connection with future strategic partnerships with other companies;

●	announcements of acquisitions or other business initiatives by our competitors;
●	market changes in the demand for products and services;
●	quarterly variations in our revenues and operating expenses;
●	changes in the valuation of similarly situated companies, both in our industry and in other industries;
●	changes in analysts’ estimates affecting us, our competitors or our industry;
●	additions and departures of key personnel;
●	fluctuations in interest rates and the availability of capital in the capital markets;

These and other factors are largely beyond our control, and the impact of these risks, singly or in the aggregate, may result in material adverse changes to the market price of our common stock and our results of operations and financial condition.

Our operating results may fluctuate significantly, and these fluctuations may cause our stock price to decline.

Our operating results will likely vary in the future primarily as the result of fluctuations in our revenues and operating expenses, costs that we incur, and other factors. If our results of operations do not meet the expectations of current or potential investors, the price of our common stock may decline.

Applicable SEC rules governing the trading of “penny stocks” will limit the trading and liquidity of our common stock, which may affect the trading price of our common stock.

Our common stock is presently considered to be a “penny stock” and is subject to SEC rules and regulations which impose limitations upon the manner in which such shares may be publicly traded and which regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the FINRA system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules which may increase the difficulty investors may experience in attempting to liquidate such securities.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our common stock by GHS. All proceeds from the sale of such shares will be for the account of GHS. However, we will receive proceeds from the sale of securities pursuant to each put notice we send to GHS. We will pay for expenses of this offering, except that GHS will pay any broker discounts or commissions or equivalent expenses applicable to the sale of its shares.

DETERMINATION OF OFFERING PRICE

We have not set an offering price for the shares registered hereunder, as the only shares being registered are those sold pursuant to the Financing Agreement with GHS. GHS may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices, or at negotiated prices.

DILUTION

Not applicable. The shares registered under this registration statement are not being offered for purchase. The shares are being registered on behalf of the selling shareholder, GHS, pursuant to the GHS Financing Agreement.

SELLING SECURITY HOLDER

The selling stockholder identified in this prospectus, GHS, may offer and sell up to 5,400,000 shares of our common stock, which consists of shares of common stock to be initially purchased by GHS pursuant to the Financing Agreement. If issued presently, the shares of common stock registered for resale by GHS would represent approximately 11.9% of our issued and outstanding shares of common stock, based on the number of issued and outstanding shares as of September 14, 2020 (40,077,781 shares).

We may require the selling stockholder to suspend the sales of the shares of our common stock being offered pursuant to this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

The selling stockholder identified in the table below may from time to time offer and sell under this prospectus any or all of the shares of common stock described under the column “Shares of Common Stock Being Offered” in the table below.

GHS will be deemed to be an underwriter within the meaning of the Securities Act. Any profits realized by the selling stockholder may be deemed to be underwriting commissions.

We cannot give an estimate as to the number of shares of common stock that will actually be held by the selling stockholder upon termination of this offering, because the selling stockholder may offer some or all of the common stock under the offering contemplated by this prospectus or acquire additional shares of common stock. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this prospectus.

The manner in which the selling stockholder acquired or will acquire shares of our common stock is discussed below under “The Offering.”

The following table sets forth the name of the selling stockholder, the number of shares of our common stock beneficially owned by such stockholder before this offering, the number of shares to be offered for such stockholder’s account and the number and (if one percent or more) the percentage of the class to be beneficially owned by such stockholder after completion of the offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of our common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days of September 14, 2020, through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement, and such shares are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership percentages are calculated based on 40,077,781 shares of our common stock outstanding as of September 14, 2020.

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The “Common Shares Beneficially Owned after Offering” column assumes the sale of all shares offered. The “Percentage of Common Shares Beneficially Owned after Offering” column is based on 40,077,781 shares of common stock outstanding as of September 14, 2020.

Name of Selling Shareholder	Shares of Common Stock Owned prior to Offering (1)	Maximum Number of Shares of Common Stock to be Offered		Shares of Common Stock Owned after Offering (2)	Percent of Common Stock Owned After Offering (2)
GHS Investments, LLC (3)	-0-	5,400,000	(4)	0	0

(1)

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options, warrants and convertible debentures currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding.

(2)

Because the selling stockholder may offer and sell all or only some portion of the 5,100,000 shares of our common stock being offered pursuant to this prospectus and may acquire additional shares of our common stock in the future, we can only estimate the number and percentage of shares of our common stock that the selling stockholder will hold upon termination of the offering.

(3)	Mark Grober exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by GHS.

(4)

Consists of up to 5,400,000 shares of common stock to be sold by GHS pursuant to the Financing Agreement, which includes 150,587 shares issued to GHS as commitment shares pursuant to the Financing Agreement.

THE OFFERING

On September 13, 2020, we entered into an Equity Financing Agreement (the “Financing Agreement”) with GHS Investments, LLC (“GHS”) for an equity line. Although we are not required to sell shares under the Financing Agreement, the Financing Agreement gives us the option to sell to GHS up to $25,000,000 worth of our common stock, in increments, over the period ending on the earlier of (i) the date GHS has purchased an aggregate of $25,000,000 of our common stock pursuant to the Financing Agreement, or (ii) the date that this registration statement is no longer in effect (the “Open Period”). $25,000,000 was stated to be the total amount of available funding in the Financing Agreement, because this was the maximum amount that GHS agreed to offer us in funding. There is no assurance the market price of our common stock will increase in the future, or that we will ever sell (i) $25,000,000 of our common stock to GHS, or (ii) all 5,400,000 shares being registered hereunder. The number of common shares that remain issuable to GHS may not be sufficient, dependent upon our share price, to allow us to access the full amount contemplated under the Financing Agreement. If the closing prices of our common stock remains the same and does not materially increase, we will not be able to place puts for the full commitment amount under the Financing Agreement. Based on the closing price of our common stock on September 10, 2020, the registration statement covers the offer and possible sale of only approximately $5,700,000 worth of our shares. Concurrently with the execution of this Agreement, the Company shall issue to GHS 150,857 restricted shares of its Common stock (“Commitment Shares”) to offset transaction costs. The Commitment Shares are deemed earned upon the execution of this Agreements.

We will sell shares of our common stock to GHS at a price equal to 100% of the lowest closing price of our common stock during the ten (10) consecutive trading day period ending on the date on which we deliver a put notice to GHS (the “Market Price”), and we will be obligated to simultaneously deliver the number of shares equal to120% of the put notice amount based on the Market Price. For example, if we delivered a put notice to GHS for $250,000, and the Market Price were $2.00/share, we would be obligated to issue GHS $300,000 of our common stock based 100% of the Market Price, or approximately 150,000 shares. For example, if we delivered a put notice to GHS for $250,000, we would be obligated to issue GHS $300,000 of our common stock. The share premium GHS will receive with each put sale means that GHS will effectively be purchasing our shares at an approximately 17% discount to the Market Price.

In addition, the Financing Agreement (i) imposes an ownership limitation on GHS of 4.99% (i.e., GHS has no obligation to purchase shares if it beneficially owns more than 4.99% of our common stock), (ii) requires a minimum of ten (10) trading days between put notices, and (iii) prohibits any single Put Amount from exceeding $500,000.

In order for the Company to be eligible to deliver put notices to GHS, the following conditions must be met: (i) a registration statement shall be declared effective and remain effective; (ii) at all times during the period beginning on the related put notice date and ending on and including the related closing date of the put, the Company’s common stock shall have been listed or quoted for trading on OTC Markets or its equivalent and shall not have been suspended from trading thereon for a period of two (2) consecutive trading days during the open period; (iii) the Company has not defaulted or be in breach of the Financing Agreement; (iv) no injunction shall be issued or remain in force in connection with the purchase of the Company’s shares; and (v) the issuance of the shares will not violate any shareholder approval requirements of OTC Markets. If any of the events described above occurs during a pricing period, then GHS shall have not obligation to purchase the shares delivered in the Put Notice. Further the terms of the Registration Rights Agreement entered into in connection with the Financing Agreement require that the Company use commercially reasonable efforts to have this registration statement be declared effective no more than 30 days following the date this registration statement was originally filed.

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GHS is not permitted to engage in short sales involving our common stock, or to engage in other activities that could manipulate the market for our common stock, during the period commencing September 13, 2020, and continuing through the termination of the Financing Agreement. In accordance with Regulation SHO, however, sales of our common stock by GHS after delivery of a put notice of such number of shares reasonably expected to be purchased by GHS under a put will not be deemed short sales.

As we draw down on the equity line of credit reflected in the Financing Agreement, shares of our common stock will be sold into the market by GHS. The sale of these shares could cause our stock price to decline. In turn, if our stock price declines and we issue more put notices to GHS to purchase more of our shares, more shares will likely come into the market, which could cause a further drop in our stock price. The Company determines when and whether to issue a put to GHS, so the Company will know precisely both the stock price used as the reference point, and the number of shares issuable to GHS upon such exercise. You should be aware that there is an inverse relationship between the market price of our common stock and the number of shares to be issued under the equity line of credit. We have no obligation to utilize the full amount available under the equity line of credit, and we will likely not be able to do so.

Neither the Financing Agreement nor any of our rights or GHS’s rights thereunder may be assigned to any other person.

PLAN OF DISTRIBUTION

The selling stockholder may, from time to time, sell any or all of its shares of Company common stock through the OTC Link or any other stock exchange, quotation board, market or trading facility on which the shares of our common stock are quoted or traded, or in private transactions. These sales may be at fixed prices, prevailing market prices at the time of sale, at varying prices, or at negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

☐	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

☐	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

☐	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

☐	privately negotiated transactions;

☐	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; or

☐	a combination of any such methods of sale.

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Additionally, broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commissions in compliance with FINRA Rule 2440; and in the case of a principal transaction, a markup or markdown in compliance with FINRA IM-2440.

GHS is an underwriter within the meaning of the Securities Act of 1933, and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. Any commissions received by such broker-dealers or agents, and any profit on the resale of the shares purchased by them, may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. GHS has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Company’s common stock. Pursuant to a requirement by FINRA, the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 promulgated under the Securities Act of 1933.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholder. The selling stockholder may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act of 1933.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares covered by this prospectus. We have agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933. We will not receive any proceeds from the resale of any of the shares of our common stock by the selling stockholder. We will receive proceeds from the sale of our common stock to GHS under the Financing Agreement. Neither the Financing Agreement with GHS nor any rights of the parties under the Financing Agreement with GHS may be assigned or delegated to any other person.

We have entered into an agreement with GHS to keep this prospectus effective until GHS (i) has sold all of the common shares purchased by it under the Financing Agreement, and (ii) has no further right to acquire any additional shares of common stock under the Financing Agreement.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder.

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DESCRIPTION OF BUSINESS

Overview

Green Hygienics Holdings Inc. (“we” or the “Company”) seeks to be an innovative, full-scope, science-driven, premium hemp cultivation and branding enterprise focused on the cultivation and processing of industrial hemp for the purpose of extracting cannabidiol (“CBD”).

The Company was incorporated in the State of Nevada on June 12, 2008 as Silver Bay Resources Inc. On June 30, 2010, the Company changed its name to Takedown Entertainment Inc., and on July 24, 2012, the Company changed its name to Green Hygienics Holdings Inc.

On June 1, 2017, the Company accepted the resignations of Rick Powell, Jim Loseth and David Ashby as Directors and Officers of the Company and the Company accepted the appointment of Ronald Loudoun as President, Secretary, Treasurer, Interim Chief Financial Officer and Director of the Company.

On October 30, 2018, Rick Powell transferred 13,500,000 common shares of the Company by way of a Gifting Agreement to Alita Capital Inc., a company controlled by Ronald Loudoun, and on October 30th, 2018, Wilderness Custom Exteriors Ltd. transferred 9,000,000 common shares by way of a Gifting Agreement to Alita Capital Inc.

Effective April 29, 2019, the Company entered into a definitive agreement with Coastal Labs, LLC (“Coastal”), a California, limited liability company to acquire all of the assets of Coastal. The total consideration for the assets would be, at the Company’s election, $3,000,000 or a total of 2,000,000 shares of the Company’s common stock issuable over five years. In addition, the Company would enter into consulting agreements with each individual member of Coastal, or such entity as each respective member may designate, that sets forth ongoing compensation to each individual member of Coastal. The parties further agreed to form a new entity or arrange for the transfer of ownership of Coastal to a wholly-owned subsidiary of the Company to hold the acquired assets, to enter into an operating agreement that governs the operation of the assets, and to establish a board of directors for the subsidiary of up to 6 members, of whom 3, or half, whichever is greater, shall be nominees of Coastal. Further, the Company would assume all of Coastal’s contracts relating to sales and distribution of the products. The acquisition of the assets of Coastal has not closed, and either party may terminate the agreement at any time.

In June, 2019, the Company formed two wholly owned subsidiaries, Coastal Labs NC LLC (“Coastal NC”) and Green Hygienics NC LLC (“Green NC”) for the purpose of registering as an industrial hemp processor and cultivator in the State of North Carolina pursuant to the North Carolina Industrial Hemp Pilot Program.

On June 10, 2019, the Company secured a multiyear purchase order for the sale of hemp to U.S. Tobacco De Mexico. Under the terms of the contract, the Company is required to deliver a total $56.4 million worth of hemp flower over a five-year period to US Tobacco De Mexico for use in the production of CBD hemp cigarettes. Since the issuance of the purchase order, the Company and US Tobacco De Mexico determined to renegotiate the purchase order due to several reasons, including production capacity and market price fluctuation. This contract has been cancelled due to the significant drop of more than 90% in wholesale price of hemp biomass which is used to make CBD hemp cigarettes. The parties are working on a modified version of the deal.

On June 14, 2019 the Company secured from the County of San Diego Department of Agriculture, Weights and Measures a registration for industrial hemp cultivation as a grower.

On July 22, 2019, the Company secured licenses for the processing of hemp in the state of North Carolina. The licenses were granted to the Company’s newly formed subsidiary, Coastal NC, by the North Carolina Industrial Hemp Commission. The Company’s second subsidiary in the state is Green NC, which will be partnering for cultivation this year with the intention of meeting the earnings qualification to be licensed on its own for next year’s cultivation.

On August 26, 2019, the Company the completed the acquisition of 824 acres of land known as the Potrero Ranch Property, located near San Diego, California for a purchase price of $4 million. The Company is utilizing the land and buildings for industrial hemp for CBD cultivation. The property includes over 400,000 square feet of outbuildings which are currently being converted into greenhouses. The Company entered into an agreement payable with the seller of the property for $2,750,000 for a portion of the purchase price. The terms of the agreement are monthly payments of interest only at the rate of 6% per annum. This debt is secured by a promissory note secured by a deed of trust on the real property. The maturity date of the debt is August 23, 2024. The Company also entered into an agreement payable for $1,760,000 with monthly payments of interest only at the rate of 15% per annum. This debt is also secured by a promissory note secured by a second charge on the deed of trust on the real property. The maturity date of this debt is August 15, 2024. As of April 30, 2020, the Company has spent $184,342 in property and building improvements and has acquired over $300,000 worth of production equipment.

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In October 2019, the Company entered into an agreement to purchase the real property located at 13795 Blaisdell Place, Poway, California 92064, which includes a building containing approximately 15,048 square feet of R&D space on a 0.95 acre lot, for $4,000,000, of which $2,000,000 is payable in cash or common stock of the Company, and of which $2,000,000 would be financed pursuant to a promissory note and secured by a deed of trust on the property. The Company has until April 2020 to obtain the necessary financing to consummate the transaction. The Company has received an extension to January 15th, 2021.

In April 2020, the Company received USDA Organic Certification for its 824 acre farm and 400,000 square feet of greenhouse space. The Company considers the USDA Organic Certification to be one of the most recognized certifications among US consumers and provides another level of assurance to shoppers who may be concerned about the safety of CBD products. In addition to assuring that no synthetic fertilizers, pesticides or herbicides have been used in the cultivation of hemp, the USDA organic certification ensures that farmers are using tillage and cultivation practices that maintain or improve the condition of soil and minimize soil erosion through crop rotations, cover crops and the application of plant and animal materials.

In July 2020, the Company planted its first large scale hemp crops for cultivation. The initial planting covers approximately 120 acres of land and three greenhouses. The Company anticipates harvesting these initial crops in October 2020 and selling the crops by the end of 2020. The Company estimates that the wholesale value of these crops will be between $10,000,000 and $20,000,000.

We had $228,237 in cash reserves as at April 30, 2020. We anticipate that we will incur approximately $240,000 for administrative expenses, including professional legal and accounting expenses associated with compliance with our periodic reporting requirements over the next twelve months.

We are contemplating raising additional capital to finance our business operations. No final decisions regarding financing have been made at this time. It is anticipated that funding for the Company will come from one or more of the following means: engaging in an offering of our stock; engaging in borrowing; locating a joint venture partner or partners.

Corporate Information

Our executive offices are located at 13795 Blaisdell Place, Suite 202, Poway, California 92064. Our telephone number is (855) 802-0299 and our Internet address is www.greenhygienicsholdings.com. The information on, or that may be, accessed from our website is not part of this Prospectus.

BANKRUPTCY OR SIMILAR PROCEEDINGS

We have not been the subject of a bankruptcy, receivership or similar proceedings.

PRODUCTS AND SERVICES

The Company focuses on hemp cultivation and is an innovative, full-scope, science-based premium hemp cultivation and branding enterprise focused on the cultivation and processing of industrial hemp for the purpose of extracting cannabidiol (“CBD”). Utilizing the land and building for the production of industrial hemp for CBD cultivation, the Company’s business model includes generating revenues from the sale of hemp and premium-grade CBD products, creating trusted global consumer brands, developing valuable IP and growing rapidly through strategic acquisitions and development.

MARKETS AND CUSTOMERS

Industries as diverse as cosmetics, food and beverage and pharmaceuticals are potential clients for the sale and purchase of CBD (cannabidiol) derived from industrial hemp. Licensed dispensaries, pharmacies and general retail market which includes cafes, smoke shops, grocery stores are buyers for products containing CBD derived from industrial hemp.

COMPETITION

Competition in the hemp industry is increasing steadily. Some of the biggest names in the hemp industry expect to make their presence known in the global market.

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REGULATORY CONSIDERATIONS

The Hemp Farming Act of 2018 removed hemp from the list of Schedule 1 controlled substances (defined as less than 0.3% THC), making it an ordinary agricultural commodity. There is the potential for the FDA to introduce new regulations for the industry.

EMPLOYEES

The Company currently has 30 plus part time and full-time employees and consultants, including those working at the Potrero Ranch property.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any research or development expenditures since our incorporation.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

DESCRIPTION OF PROPERTY

We currently own 824 acres of land referred to as the Potrero Ranch Property near San Diego, California, which includes some out buildings. The Company will utilize the land and buildings for industrial hemp for CBD cultivation. The property includes over 400,000 square feet of outbuildings which are currently being converted into greenhouses. The Company entered into an agreement payable with the seller of the property for $2,750,000 for a portion of the purchase price. The terms of the agreement are monthly payments of interest only at the rate of 6% per annum. This debt is secured by a promissory note secured by a deed of trust on the real property. The maturity date of the debt is August 23, 2024. The Company also entered into an agreement payable for $1,760,000 with monthly payments of interest only at the rate of 15% per annum. This debt is also secured by a promissory note secured by a second charge on the deed of trust on the real property. The maturity date of this debt is August 15, 2024. Through April 30, 2020, the Company has spent $184,342 in property and building improvements and has acquired over $300,000 worth of production equipment.

In October 2019, the Company entered into an agreement to purchase the real property located at 13795 Blaisdell Place, Poway, California 92064, which includes a building containing approximately 15,048 square feet of R&D space on a 0.95 acre lot, for $4,000,000, of which $2,000,000 is payable in cash or common stock of the Company, and of which $2,000,000 would be financed pursuant to a promissory note and secured by a deed of trust on the property. The Company has until April 2020 to obtain the necessary financing to consummate the transaction. The Company currently uses a portion of this facility for its corporate offices. The Company has received an extension to January 15th, 2021.

LEGAL PROCEEDINGS

We are not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of September 14, 2020 as to each person or group who is known to us to be the beneficial owner of more than 5% of our outstanding voting securities and as to the security and percentage ownership of each of our executive officers and directors and of all of our officers and directors as a group. As of September 14, 2020, we had 40,077,781 shares of common stock outstanding.

Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder.

Shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of the date of this prospectus are considered outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Name And Address (1)	Number Of Shares Beneficially Owned	Percentage Owned
Officers and Directors:

Ron Loudoun (2)	22,012,320	54.92%
Todd Mueller	50,000	*
Jeff Palumbo	500,000	1.25%
Kyle MacKinnon	200,000	*
Hamid Rowshan (3)	500,000	1.25%
Paymon Omidi DC	500,000	*
Jerry Halamuda	250,000	*
John Gildea	250,000	*

All directors and officers as a group (8 persons)	24,262,320	60.54%

_________

*	Less than 1%.

(1)	Unless otherwise noted, the address is c/o Green Hygienics Holdings Inc., 13795 Blaisdell Place, Suite 202, Poway, California 92064.
(2)	Includes 22,012,320 shares held by Alita Capital, Inc., of which Mr. Loudoun is the controlling shareholder.

(3)	Includes 500,000 shares held by Hamid Rowshan, Inc., of which Mr. Rowshan is the controlling shareholder.

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DIRECTORS AND EXECUTIVE OFFICERS

Set forth below is certain information concerning our directors and executive officers:

Name	Age	Position
Ronald Loudoun	57	Chief Executive Officer, President and director
Todd Mueller	59	Chief Financial Officer
Jeff Palumbo	39	Chief Technology Officer
Kyle MacKinnon	40	Chief Operating Officer
Hamid Rowshan DC	54	Chief Development Officer
Paymon Omidi DC	59	Business Development Officer
Jerry Halamuda	70	Senior Vice President, Agriculture Division
John Gildea	48	Senior Vice President, Corporate Development

Ronald Loudoun

President Chief Executive Officer and director

Mr. Loudoun has served as our President, Chief Executive Officer, Chief Financial Officer and director since June 1, 2017. Mr. Loudoun is a successful business strategist with more than 25 years of experience as a real estate agent and in business administration. For the seven years prior to this, Mr. Loudoun was a founder and director of Archer Cleantech Inc., a renewable energy project company based in Canada and pursuing projects abroad. The responsibilities included sourcing and identifying renewable project opportunities and negotiating related land leases and advancing the associated business development. Prior to this time, Mr. Loudoun was a licensed realtor historically and was involved in commercial property sales and development. In addition, from December 5, 2017 through January 30, 2018, for a period of fifty-five days, Mr. Loudoun served as an officer and director of Verde Science, Inc. Mr. Loudoun graduated with a Diploma of Administrative Management from BCIT in 1983 with an elective in Real Estate. He possesses an excellent background in new business development, multi-site operations, performance/quality improvement, administration and long-term planning. He has maintained a longstanding interest in both communicating the need for and sourcing new methods for conscious minded development and growth. Recognized as an astute and persuasive negotiator, Mr. Loudoun has a reputation for honesty and integrity and has the ability to successfully balance the risks of continual change and innovation through disciplined implementation. Capitalizing on his exceptional leadership qualities, out of the box thinking and real estate development expertise, Ron continues to develop innovative ideas that add significant value to any organization in which he is involved.

Todd Mueller

Chief Financial Officer

Mr. Mueller has served as our Chief Financial Officer since February 15, 2020. Prior to joining the Company, Mr. Mueller served as a fractional executive officer for his clientele for the past 16 years. During that time as a fractional executive officer, he accepted the Chief Financial Officer position with LifeMed Alaska, a medevac company held by two independent hospital systems from 2013 to 2015. LifeMed was previously a client of Mr. Mueller’s services. Prior to providing fractional services, Todd was Chief Financial Officer for USA Capital, LLC, a privately held equipment leasing company from 1998 to 2003. Mr. Mueller was the Corporate Controller for Asset Investors Corporation, a NYSE publicly held real estate investment trust from 1990 to 1997 and Director of Finance for Skyworld Airlines, a NASDAQ publicly held charter airline and travel club from 1987 to 1989. He worked for two nationally and internationally ranked CPA firms auditing both private and publicly held companies upon graduating from Wartburg College and earned a BA in Accounting and Business Management in 1983.

Jeff Palumbo

Chief Technology Officer

Mr. Palumbo has served as our Chief Technology Officer since August 30, 2018. Mr. Palumbo is an active entrepreneur with knowledge of technology and a passion for philanthropy which has led to his success in creating multiple platforms that empower publishers and merchants and engage consumers. For the past 20 years, he has extensive experience starting companies in the areas of entertainment, live streaming, augmented reality, virtual reality, development and Internet marketing. Mr. Palumbo is the founder of Y!RM/AMAZE, a celebrity fan engagement platform that leverages live streaming and augmented reality technologies to connect celebrities and fans together while also raising money for worthy causes. He has also developed platforms for several Fortune 1000 companies and continues to provide them with technology guidance. Mr. Palumbo is a mentor at a Top 10 U.S. technology incubator and another Virginia start-up community where he advises early-stage companies.

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Kyle MacKinnon

Chief Operating Officer

Mr. MacKinnon has served as our Chief Operating Officer since November 15, 2019. Bringing to the table a multi-faceted and in-depth understanding of the CBD Industry, including vast knowledge of cannabis processing, Kyle will assist the company in all facets of day to day business operations. Previously, as the Business Development Manager for Advanced Extraction, a leader in CO2 Supercritical Fluid extraction systems, Kyle built relationships with some of the largest Cannabis companies in the world and helped to guide the company through rapid growth and regulatory challenges in the technology and processing sectors of the Cannabis industry. Mr. MacKinnon has been a licensed realtor in Toronto and has managed a personal real estate portfolio with holdings in multiple Countries. He has also owned his own import business, Danbury Imports. Kyle is a graduate of St. Mary’s University in Halifax, Nova Scotia, Canada. He graduated with a Bachelor of Commerce Degree and was the recipient of the Entrepreneur of the Year Award.

Hamid Rowshan DC

Chief Development Officer

Dr. Rowshan has served as our Chief Development Officer since April 1, 2019. Dr. Rowshan has served as president and CEO of over numerous companies in the areas of cannabis, research, medical and chiropractic, real-estate, import and export, venture capital investments, stock market and investment, investment advisory board, capital investing, development and construction, and is a published author. Since 2014, Dr. Rowshan has participated in various verticals of the cannabis industry - including consultation, design and management of cannabis facilities, cultivation and production operations, and the production of quality oil and vapes – and continuously studies the effect of cannabis in a wide range of mental and physical ailments.

Paymon Omidi DC

Business Development Officer

Dr. Omidi has served as our Business Development Officer since April 1, 2019. Dr. Omidi is an international business consultant and business developer, an expert in new market penetration, and a retired doctor of chiropractic and nutrition. After a decade owning and operating three multi-specialty clinics, Dr. Omidi in 1996 established a food manufacturing plant in Tijuana, Mexico, along with four Japanese and Asian Fusion restaurants. Following the sale of these establishments in 2004, Dr. Omidi returned to health care as a consultant for organizations such as Pacific West Surgical Centers, where he nearly tripled the company’s annual revenue. From September 2008 to March 2013, Dr. Omidi assisted Vital Funds, a financial consulting firm, in raising funds for clients in various business sectors around the world. For the last five years, Dr. Omidi has traveled internationally, consulting on joint ventures, new market and market penetration strategies, location and site planning for major construction projects, and green energy.

Jerry Halamuda

Senior Vice President, Agriculture Division

Mr. Halamuda has served as our Senior Vice President, Agriculture Division, since November 15, 2019. Over his extensive career in the agri/horticulture space, Mr. Halamuda has founded, managed and operated multiple successful companies. The most prominent of these businesses was Color Spot Nurseries, which he founded and acted as CEO, COO and president over a span of 37 years. Color Spot operated over 6,000 acres in multiple states, including 20 million feet of greenhouses, and employed a staff of over 5,000, all of which led to a business with an annual turnover in excess of $300 million. Halamuda brings a wealth of industry and management experience; his knowledge and expertise at scaling businesses will be a key component as he leads the growth of GRYN’s Agriculture Division.

John Gildea

Senior Vice President, Corporate Development

Mr. Gildea has served as our Senior Vice President, Corporate Development, since November 15, 2019. Mr. Gildea has more than 20 years of experience in the public and private markets. His expertise includes structuring, negotiating and effecting private and public financings and mergers and acquisitions, as well as marketing, public and investor relations. Through the course of his career, Gildea established a trusted and extensive network of equity and capital partners, with whom he has maintained successful and proven relationships over the years, resulting in multiple uplistings to higher exchanges and capital raises.

Director Qualifications

We considered Mr. Loudoun’s prior experience as a successful business strategist and in real estate, including his prior experience with Archer Cleantech, Inc., other renewable project opportunities, as well as experience with other start-up businesses and real estate development as important factors in concluding that he was qualified to serve as one of our directors.

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Advisory Board

The Company has established an advisory board to advise and assist our management in pursuing the Company’s strategy to advance in the hemp industry. The advisory board consists of the following individuals:

Bipin Patel BSc MSc PhD MBA

Dr. Patel is a biotech pharma entrepreneur with over 20 years of experience and a track record for building value across early-stage drug discovery, development and commercialization. Based in Cambridge, U.K., and highly regarded for his work in international pharmaceutical business development, Dr. Patel has established an extensive global big-pharma network across the U.S., Europe, Japan and China. He specializes in surfacing and shaping opportunities, securing finance, and driving assets to conclusion. He has held senior roles including CEO, CSO, COO, strategic council and board of directors, and has driven various initiatives such as drug discovery, preclinical and clinical development in numerous fields within the biotech industry. Dr. Patel has a strong business and commercial acumen with an aptitude for deal making and partnering.

Edwin Stoughton

Mr. Stoughton has a 40-year history of proven success in sales, marketing, construction management, development and consulting to management groups. He is a skilled executive with extensive direct experience in team building, constructive conflict resolution, and consensus management, which helped him build highly successful construction and development companies. Stoughton is currently the vice president and a current principal of Demcon Concrete Contractors Inc.

David Racz

Mr. Racz has held global, senior-level positions with distinguished pharmaceutical companies including Pfizer, GlaxoSmithKline and Novartis. Mr. Racz began his pharmaceutical career at Pfizer Pharmaceuticals where he became Vice President of Sales and Human Resources. Mr. Racz managed the largest expansion in Pfizer’s sale force in history. Shortly thereafter, SmithKlineBeecham recruited Mr. Racz to manage over 4,000 employees in 20 countries throughout Asia, Latin America, Australia and South Africa in Sales, Marketing and Research and Development. Mr. Racz was also a key member of the team responsible for orchestrating the unparalleled transcontinental merger of SmithKline and Beecham. In 2002, Mr. Racz was recruited by Novartis Pharmaceuticals as Senior Vice President North America. In this capacity, he delivered strategy and resource allocation for an $8 billion health care company and oversaw 14,000 global employees in Pharmaceutical Operations, Global Oncology, Manufacturing and R&D. Mr. Racz was Senior Vice President for Mona Vie Inc. (“Mona Vie”), the fastest growing private company in the food and beverage industry incorporated in 2003 with annual sales in excess of $942 million and growth of over 100% per quarter for a three-year period. In addition, Mr. Racz has served on various boards of both private and public companies, in the pharmaceutical, consumer brands and CBD space. His primary areas of expertise reside in aligning business strategy with operational strategy, management systems, as well as merger and acquisition related activities. Mr. Racz also served as a Medical Service Corp Officer in United States Army, achieving the rank of Major and was awarded numerous times for service and merit. He earned his BS from Wayne State University and his MS from Troy University.

Since January 31, 2020, Kiriash Mirkia, MD, Ashkan Mapar, and Sid Senroy have departed from our board of advisors.

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Involvement in Certain Legal Proceedings

None of our directors or executive officers has, during the past ten years:

●	has had any bankruptcy petition filed by or against any business of which he was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time;

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

●

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities;

●

been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been subject or a party to or any other disclosable event required by Item 401(f) of Regulation S-K.

Family Relationships

None.

Stockholders can send communications to the Board of Directors by sending a certified or registered letter to the Chairman of the Board, care of the President, at our main business address set forth above. Communications that are threatening, illegal, or similarly inappropriate, and advertisements, solicitations for periodical or other subscriptions, and other similar communications will generally not be forwarded to the Chairman.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to our executive officers for services rendered during the fiscal years ended July 31, 2019, and 2018.

	Summary Compensation Table
				All Other
Name and Position	Year	Salary	Bonus	Compensation (1)	Total ($)
Ronald Loudoun	2019	$--	$--	$30,000	$30,000
President, Chief Executive Officer and Chief Financial Officer	2018	$--	--	$30,000	$30,000

All Other Compensation

Mr. Loudoun earned $30,000 in consulting fees during each the fiscal years ended July 31, 2019 and 2018.

Outstanding Equity Awards

There were no outstanding equity awards as of the year ended July 31, 2019.

Employment Agreements

We have no employment agreement with Ronald Loudoun. However, on August 1, 2019, we entered into a consulting agreement with Mr. Loudoun to serve as President and Chief Executive Officer. The agreement is for an initial six month term, to be re-evaluated after six months, and provides for (i) an annual allocation of 250,000 options (priced at $0.50 per share with a term of three years) or common shares, and (ii) a monthly base fee of $7,500 per month during the term of the agreement, subject to adjustment on a quarterly basis by the Company and Mr. Loudoun. Mr. Loudoun is eligible to receive annual bonuses, in cash or in common shares, at the discretion of the board of directors. The agreement also provides for reimbursement for all reasonable travel and other out-of-pocket expenses incurred in connection with his services.

We have no employment agreement with Todd Mueller. However, on February 15, 2020, we entered into a consulting agreement with Mr. Mueller to serve as our Chief Financial Officer. The agreement is for an initial term ending on August 15, 2020 and provides for no annual base salary during the term of the agreement. Mr. Mueller shall receive an annual allocation of 100,000 shares of our common stock (or options to acquire same), of which 50,000 shares (or options) vested immediately and 50,000 shares (or options) vest at the end of the initial term. Future allocations of shares will be determined by the compensation committee of the board of directors or, if none, the entire board of directors. In addition, Mr. Mueller is eligible to receive bonuses of at the discretion of the compensation committee of the board of directors or, if none, the entire board of directors. The agreement also provides for reimbursement for all reasonable travel and other out-of-pocket expenses incidental to his services, provided, however, that the Company has the right to pre-approve any expense that may reasonably be expected to exceed $1,000.

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Retirement Plans

There are no annuity, pension or retirement benefits proposed to be paid to officers or directors or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Compensation of Directors

Currently, directors receive no compensation for their services on our Board. All directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending board of director and committee meetings provided that we have the resources to pay these expenses.

Code of Ethics

We have adopted a code of ethics that applies to the principal executive officer and principal financial and accounting officer. We will provide to any person without charge, upon request, a copy of our code of ethics. Requests may be directed to our principal executive offices at 13795 Blaisdell Place, Poway CA 92064.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

None of our directors, officers, any proposed nominee for election as a director, any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to all of our outstanding shares, any promoter, or any relative or spouse of any of the foregoing persons has any material interest, direct or indirect, in any transaction since our incorporation or in any presently proposed transaction which, in either case, has or will materially affect us, except as follows:

(a) As of April 30, 2020, the Company owes $56,824 (July 31, 2019 - $56,824) to a company controlled by the CEO of the Company. The debt bears interest at 5% per annum, is unsecured, and is due on demand. As of April 30, 2020, accrued interest of $16,973 (July 31, 2019 - $14,825) has been included in amounts due to related parties.

(b) As of April 30, 2020, the Company owes $1,807,813 (July 31, 2019 - $696,074) to a company controlled by the CEO of the Company. The debt includes funds advanced to the Company for business development purposes, is non-interest bearing, unsecured, and due on demand.

(c) As of April 30, 2020, the Company owes $67,500 (July 31, 2019 - $nil) to the CEO of the Company for accrued consulting fees. The debt is non-interest bearing, unsecured, and due on demand and is included in accounts payable.

(d) As of April 30, 2020, the Company owes $35,000 (July 31, 2019 - $27,500) to a former director of the Company for accrued consulting fees. The debt is non-interest bearing, unsecured, and due on demand and is included in accounts payable.

(e) As of April 30, 2020, the Company owes $67,500 (July 31, 2019 - $15,000) to the CEO of a subsidiary of the Company for consulting fees. The debt is non-interest bearing, unsecured, and due on demand and is included in accounts payable.

(f) As of April 30, 2020, the Company owes $67,500 (July 31, 2019 - $15,000) to the President of a subsidiary of the Company for consulting fees. The debt is non-interest bearing, unsecured, and due on demand and is included in accounts payable.

(g) As of April 30, 2020, the Company owes $10,000 (July 31, 2019 - $nil) to the CTO of the Company for consulting fees. The debt is non-interest bearing, unsecured, and due on demand and is included in accounts payable.

(h) As of April 30, 2020, the Company owes $43,833 (July 31, 2019 - $nil) to the Chief Agricultural Operations Manager of the Company for consulting fees. The debt is non-interest bearing, unsecured, and due on demand and is included in accounts payable.

(i) As of April 30, 2020, the Company owes $3,250 (July 31, 2019 - $nil) to the Chief Financial Officer of the Company for consulting fees. The debt is non-interest bearing, unsecured, and due on demand and is included in accounts payable.

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(j) During the nine months ended April 30, 2020, the Company incurred $67,500 (2019 - $nil) in consulting fees to the CEO of the Company.

(k) During the nine months ended April 30, 2020, the Company incurred $22,500 (2019 - $7,500) in consulting fees to the CTO of the Company.

(l) During the nine months ended April 30, 2020, the Company incurred $7,500 (2019 - $7,500) in consulting fees to a former VP and former Director of the Company.

(m) During the nine months ended April 30, 2020, the Company incurred $67,500 (2019 - $nil) in consulting fees to the President of a subsidiary of the Company.

(n) During the nine months ended April 30, 2020, the Company incurred $67,500 (2019 - $nil) in consulting fees to the CEO of a subsidiary of the Company.

(o) During the nine months ended April 30, 2020, the Company incurred $7,500 (2019 - $nil) in consulting fees to the CFO of the Company.

(p) Imputed interest of $94,833 for the nine months ended April 30, 2020 and $22,009 for the year ended July 31, 2019 has been recorded for the above related party debts.

Consistent with Section 78.140 of the Nevada Revised Statutes, it is our current policy that all transactions between us and our officers, directors and their affiliates will be entered into only if such transactions are approved by a majority of the disinterested directors, are approved by vote of the stockholders, or are fair to us as a corporation as of the time it is authorized, approved, or ratified by the board. We will conduct an appropriate review of all related party transactions on an ongoing basis, and, where appropriate, we will utilize our audit committee for the review of potential conflicts of interest.

Director Independence

Our Board of Directors has determined that none of our directors are “independent” as defined under the standards set forth in Section 803 of the NYSE American LLC Company Guide. In making this determination, the Board of Directors considered all transactions set forth under “Certain Relationships and Related Transactions” above.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Our common stock trades on the OTC Markets (QB Marketplace Tier) under the symbol “GRYN.” Very limited trading of our common stock has occurred during the past two years; therefore, only limited historical price information is available. The following table sets forth the high and low closing bid prices of our common stock (USD) for the current fiscal year to date and the last two fiscal years, as reported by OTC Markets Group Inc. and represents inter dealer quotations, without retail mark-up, mark-down or commission and may not be reflective of actual transactions:

We consider our stock to be “thinly traded” and any reported sale prices may not be a true market-based valuation of our stock. Some of the bid quotations from the OTC Bulletin Board set forth below may reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Fiscal Year ending July 31, 2020 (OTC Markets)	High Bid	Low Bid
First quarter (ended October 31, 2019)	$2.32	$1.00
Second quarter (ended January 31, 2020)	2.29	1.80
Third quarter (ended April 30, 2020)	1.76	0.39

Fiscal Year ending July 31, 2019 (OTC Markets)	High Bid	Low Bid
First quarter (ended October 31, 2018)	$0.45	$0.45
Second quarter (ended January 31, 2019)	0.51	0.51
Third quarter (ended April 30, 2019)	0.72	0.72
Fourth quarter (ended July 31, 2019)	1.54	1.30

Fiscal Year ending July 31, 2018 (OTC Markets)	High Bid	Low Bid
First quarter (ended October 31, 2017)	$0.01	$0.01
Second quarter (ended January 31, 2018)	0.03	0.03
Third quarter (ended April 30, 2018)	0.08	0.08
Fourth quarter (ended July 31, 2018)	0.18	0.16

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Shareholders

Our shares of common stock are issued in registered form. The registrar and transfer agent for our shares of common stock is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598 (Telephone: (212) 828-8436).

On September 10, 2020, the shareholders’ list of our shares of common stock showed 86 registered holders of our shares of common stock and 40,077,781 shares of common stock outstanding. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of shares of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies.

Dividend Policy

We have not paid cash dividends on our common stock since our inception and we do not contemplate paying dividends in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans.

On September 2, 2011, our board of directors adopted the 2011 Stock Plan, which permits the Company to issue up to 15,000,000 shares of our common stock to directors, officers, employees, and consultants of the Company. The purpose of this plan is to secure for the Company and its stockholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisors to, the Company and its subsidiary corporations who are expected to contribute to the Company’s future growth and success. No securities have been issued under this plan.

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DESCRIPTION OF SECURITIES

Authorized Shares of Capital Stock

Our authorized capital stock consists of 385,000,000 shares of capital stock, of which 375,000,000 is authorized as common stock, par value $0.001 and 10,000,000 shares are authorized as preferred stock, par value $0.001.

Common Stock

We are authorized by our Articles of Incorporation to issue 375,000,000 shares of common stock, $0.001 par value of which 40,077,781 shares are outstanding as of September 14, 2020. Holders of our common stock are entitled to one vote per share on all matters subject to stockholder vote. If the Board of Directors were to declare a dividend out of funds legally available therefore, all of the outstanding shares of common stock would be entitled to receive such dividend ratably. We have never declared dividends and we do not intend to declare dividends in the foreseeable future. If our business was liquidated or dissolved, holders of shares of common stock would be entitled to share ratably in assets remaining after satisfaction of our liabilities. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights.

Preferred stock

We are authorized by our Articles of Incorporation to issue 10,000,000 shares of blank check preferred stock, $0.001 par value. As of September 14, 2020, there are no shares of preferred stock issued and outstanding

The Preferred Stock may be divided into and issued in series. The Board of Directors of the Corporation is authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors of the Corporation is authorized, within any limitations prescribed by law and this Article, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of Preferred Stock including but not limited to the following:

a.	The rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;
b.	Whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;
c.	The amount payable upon shares in the event of voluntary or involuntary liquidation;
d.	Sinking fund or other provisions, if any, for the redemption or purchase of shares;
e.	The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;
f.	Voting powers, if any, provided that if any of the Preferred Stock or series thereof shall have voting rights, such Preferred Stock or series shall vote only on a share for share basis with the Common Stock on any matter, including but not limited to the election of directors, for which such Preferred Stock or series has such rights; and,
g.	Subject to the foregoing, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as the Board of Directors of the Corporation may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

The Corporation shall not declare, pay or set apart for payment any dividend or other distribution (unless payable solely in shares of Common Stock or other class of stock junior to the Preferred Stock as to dividends or upon liquidation) in respect of Common Stock, or other class of stock junior to the Preferred Stock, nor shall it redeem, purchase or otherwise acquire for consideration shares of any of the foregoing, unless dividends, if any, payable to holders of Preferred Stock for the current period (and in the case of cumulative dividends, if any, for all past periods) have been paid, are being paid or have been set aside for payment, in accordance with the terms of the Preferred Stock, as fixed by the Board of Directors.

In the event of the liquidation of the Corporation, holders of Preferred Stock shall be entitled to receive, before any payment or distribution on the Common Stock or any other class of stock junior to the Preferred Stock upon liquidation, a distribution per share in the amount of the liquidation preference, if any, fixed or determined in accordance with the terms of such Preferred Stock plus, if so provided in such terms, an amount per share equal to accumulated and unpaid dividends in respect of such Preferred Stock (whether or not earned or declared) to the date of such distribution. Neither the sale, lease or exchange of all or substantially all of the property and assets of the Corporation, nor any consolidation or merger of the Corporation, shall be deemed to be a liquidation for the purposes of this Article.

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Convertible Promissory Note

Effective December 19, 2019, we entered into a securities purchase agreement dated as of December 19, 2019 (the “SPA”) with Triton Funds, LP, an accredited investor (“Triton” or the “Buyer”), pursuant to which the Company issued and sold to the Buyer (i) a convertible promissory note (the “Note”) in the aggregate principal amount of up to $750,000, due June 30, 2020, bearing interest at a rate of ten percent (10%) per annum and convertible into shares of the Company’s common stock at a conversion price of $2.50 per share and (ii) a common stock purchase warrant (the “Warrant”), exercisable for two (2) years, to purchase up to 250,000 shares of the Company’s common stock at an exercise price of $3.00 per share, for an aggregate purchase price of $600,000.

On December 31, 2019, the Buyer paid an initial purchase price of $100,000 at the initial closing. The purchase price balance of $500,000 was paid on February 20, 2020. The Note is totally vested and the Warrant initially vested only as to the right to purchase 41,667 shares. The original issue discount on the Note fully vested is $150,000.

The Note can be prepaid at any time by paying 110% of the then outstanding principal, interest, default interest (if any), and any other amounts then due under the Note. The Note is initially convertible at a price per share equal to $2.50 (the “Fixed Conversion Price”); provided, however, that during the continuance of an event of default under the Note, the conversion price shall be equal to 75% of the lowest trading price of the Company’s common stock during the 30 trading days prior to conversion.

Concurrently therewith, we entered into a registration rights agreement with the Buyer, pursuant to which we agreed to file a registration statement with the SEC for the registration of the secondary offering and resale of the shares issuable upon conversion of the Note and exercise of the Warrant and to have the registration statement declared effective by the SEC at the earliest possible date. The registration was declared effective by the SEC on February 11, 2020. The Buyer paid the purchase balance, and the Note and Warrant fully vested, on February 20, 2020.

On March 31, 2020, we and Triton entered into a Modification Agreement, pursuant to which (i) we paid $250,000 of the principal amount of the Note, bringing the principal balance of the Note to $500,000, (ii) the maturity date of the Note was extended to August 20, 2020, (iii) the conversion price of the Note was established as 75% of the lowest trading price of our common stock during the 30 trading days prior to conversion, and (iv) the minimum volume weighted price requirement of the Note was deleted.

From April 2, 2020, through July 21, 2020, the Company issued in the aggregate 1,234,946 shares of common stock to Triton for the conversion of $328,786 of debt, and on August 14, 2020, the Company paid $200,000 as payment in full all remaining amounts due to Triton.

Warrant

On December 31, 2019, we issued a common stock purchase warrant (the “Warrant”), exercisable for two (2) years, to purchase up to 250,000 shares of the Company’s common stock at an exercise price of $3.00 per share. The Warrant initially vested only as to the right to purchase 41,667 shares. The remainder of the Warrant (as to the right to purchase up to 203,333 shares) shall vest if, and only if, the Buyer pays the purchase price balance of $500,000 upon a registration statement being declared effective by the SEC. The registration was declared effective by the SEC on February 11, 2020. The Buyer paid the purchase balance, and the Note and Warrant fully vested, on February 20, 2020.

Warrant holders are not entitled to vote, receive dividends, or exercise any of the rights of a stockholder of the Company for any purpose until the Warrant have been duly exercised and payment of the purchase price has been made. The Warrants are issued in unregistered form and may be presented for transfer, exchange, or exercise at the corporate office of the Company.

The Warrant may be exercised on a “cashless” basis if there is not an effective registration statement for the registration of the secondary offering and resale of the shares issuable upon exercise of the Warrant at the time of exercise. If the Warrant is partially exercised, a new Warrant for the remaining number of such shares will be issued upon surrender of the Warrant. There will be no fractional share exercise.

Registration Rights

We agreed to file a registration statement with the SEC for the registration of the secondary offering and resale of the shares issuable upon conversion of the Note and exercise of the Warrant on or before January 31, 2020 and to have the registration statement declared effective by the SEC at the earliest possible date. This registration statement was filed on January 31, 2020 and became effective on February 11, 2020.

We agreed to file a registration statement with the SEC for the registration of the secondary offering and resale of the shares to be acquired by GHS pursuant to that certain Equity Finance Agreement dated September 13, 2020 under which GHS agreed to purchase up to $25,000,000 of our common stock, subject to certain conditions, and the 150,857 commitment shares we agreed to issue to GHS thereunder.

24

Dividends

We do not anticipate the payment of cash dividends on its common stock in the foreseeable future.

Anti-takeover Effects of Our Articles of Incorporation and Bylaws

Our Articles of Incorporation and bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of us or changing its board of directors and management.

The holders of our common stock do not have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of our issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace our board of directors or for a third party to obtain control of us by replacing its board of directors.

The authorization of classes of preferred stock with either specified voting rights or rights providing for the approval of extraordinary corporate action could be used to create voting impediments or to frustrate persons seeking to effect a merger or to otherwise gain control of the Company by diluting their stock ownership.

Nevada Anti-Takeover laws

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the NRS, prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder: for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

●	the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or

●

if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to five per cent or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to five per cent or more of the aggregate market value of all outstanding shares of the corporation, or (c) ten per cent or more of the earning power or net income of the corporation.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) ten per cent or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions.

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, which apply only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

Transfer Agent

The registrar and transfer agent for our shares of common stock is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598 (Telephone: (212) 828-8436).

25

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Indeglia PC, Marina del Rey, California.

EXPERTS

The consolidated financial statements of Green Hygienics Holdings Inc. included in this prospectus and in the registration statement have been audited by Saturna Group Chartered Professional Accountants LLP and by M&K CPAs, both independent registered public accounting firms, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance on such report, given the authority of said firms as experts in auditing and accounting.

AVAILABLE INFORMATION

We are filing with the SEC this registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

26

INDEX TO FINANCIAL STATEMENTS

GREEN HYGIENICS HOLDINGS INC.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Green Hygienics Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Green Hygienics Holdings, Inc. (the Company) as of July 31, 2019 and the related statement of operations, statement of stockholders’ equity, and statement of cash flows for the year ending July 31, 2019, and the related notes and schedules (collectively referred to as the financial statements). The financial statements of Green Hygienics, Inc. as of July 31, 2018, were audited by other auditors whose report dated November 8, 2018 expressed an unqualified opinion on those statements. In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of July 31, 2019, and the results of its operations and its cash flows, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company suffered a net loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2019.

Houston, TX

November 13, 2019

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Green Hygienics Holdings Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Green Hygienics Holdings Inc. (the “Company”) as of July 31, 2018, and the related statements of operations and comprehensive loss, stockholders’ deficit, and cash flows for the year then ended and related notes (collectively, the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as at July 31, 2018, and the results of their operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph Regarding Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated any revenues, has a working capital deficit, and has incurred significant operating losses and negative cash flows from operations since inception. As at July 31, 2018, the Company had a working capital deficit of $340,610 and an accumulated deficit of $40,922,248. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to fraud or error. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. As part of our audit, we are required to obtain an understanding of the Company’s internal controls over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal controls over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to fraud or error, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ SATURNA GROUP CHARTERED PROFESSIONAL ACCOUNTANTS LLP

Saturna Group Chartered Professional Accountants LLP

We have served as the Company’s auditor since 2014

November 8, 2018

F-3

GREEN HYGIENICS HOLDINGS INC.

Balance Sheets

(Expressed in U.S. dollars)

	July 31, 2019	July 31, 2018
	$	$
ASSETS

Current Assets
Cash	767	132
Trust funds	2,486	-
Prepaids	-	460
Inventory-seeds (Note 4)	306,450	-
Total Current Assets	309,703	592

Deposits (Note 3)	100,000	-
Fixed Assets (Note 5)	145,138	-

Total Assets	554,841	592

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Accounts payable and accrued liabilities	201,178	149,491
Accounts payable – related parties	57,500	-
Accrued interest payable	510	-
Loan payable (Note 6)	155,250	18,750
Due to related parties (Note 7)	780,398	172,961

Total Current Liabilities	1,194,836	341,202

Nature of operations and continuance of business (Notes 1 and 2)
Commitments (9)
Subsequent events (Note 11)

Stockholder’s Deficit
Common stock, 375,000,000 shares authorized, $0.001 par value 36,657,835 and 34,707,835 shares issued and outstanding respectively	36,658	34,708
Additional paid-in capital	42,089,489	40,546,930
Deficit	(42,766,142)	(40,922,248)
Total Stockholder’s Deficit	(639,995)	(340,610)

Total Liabilities and Stockholder’s Deficit	554,841	592

(The accompanying notes are an integral part of these financial statements)

F-4

GREEN HYGIENICS HOLDINGS INC.

Statements of Operations and Comprehensive Loss

(Expressed in U.S. dollars)

	Year Ended July 31, 2019	Year Ended July 31, 2018
	$	$
Expenses
Consulting fees (Note 4)	152,172	120,000
Business development costs	1,595,036	-
General and administrative	71,303	45,989

Total Expenses	1,818,511	165,989

Loss Before Other Income (Expense)	(1,818,511)	(165,989)

Other Income (Expense)
Gain on forgiveness of debt	-	39,750
Interest expense	(25,383)	(2,841)

Total Other Income (Expense)	(25,383)	36,909

Net Loss and Comprehensive Loss	(1,843,894)	(129,080)

Net Loss Per Share, Basic and Diluted	(0.05)	(0.00)

Weighted Average Shares Outstanding	35,203,862	34,707,835

(The accompanying notes are an integral part of these financial statements)

F-5

GREEN HYGIENICS HOLDINGS INC.

Statements of Stockholders’ Equity (Deficit)

(Expressed in U.S. dollars)

			Additional
	Common Stock		Paid-in
	Shares	Amount	Capital	Deficit	Total

Balance, July 31, 2017	34,707,835	34,708	40,546,930	(40,793,168)	(211,530)

Net loss for the year	–	–	–	(129,080)	(129,080)

Balance, July 31, 2018	34,707,835	34,708	40,546,930	(40,922,248)	(340,610)

Imputed interest	–	–	22,009	-	22,009
Shares issued for services	1,950,000	1,950	1,522,500	-	1,522,500

Net loss for the year	–	–	–	(1,843,894)	(1,843,894)

Balance, July 31, 2019	36,657,835	36,658	42,089,489	(42,766,142)	(639,995)

(The accompanying notes are an integral part of these financial statements)

F-6

GREEN HYGIENICS HOLDINGS INC.

Statements of Cash Flows

(Expressed in U.S. dollars)

	Year Ended July 31, 2019	Year Ended July 31, 2018
	$	$
Operating Activities
Net loss	(1,843,894)	(129,080)
Related party imputed interest	22,009	-
Share based compensation	1,522,500	-
Changes in operating assets and liabilities:
Prepaid expenses	460	(460)
Accrued interest payable	510	-
Inventory	306,450	-
Accounts payable and accrued liabilities	51,687	64,999
Due to related parties	-	61,924
Net Cash Provided by (Used In) Operating Activities	(556,178)	(2,617)

Investing Activities
Deposit on acquisition of property	(100,000)	-
Purchase of fixed assets	(145,138)	-
Net Cash Provided by (Used in) Investing Activities	(245,138)	-

Financing Activities
Proceeds on loans payable	155,250	-
Advances from related parties	646,187	-
Net Cash Provided by Financing Activities	801,437	-

Increase (Decrease) in Cash	3,121	(2,617)

Cash, Beginning of Year	132	2,749

Cash, End of Year	3,253	132

Supplemental Disclosures:
Interest paid	–	–
Income taxes paid	–	–

(The accompanying notes are an integral part of these financial statements)

F-7

GREEN HYGIENICS HOLDINGS INC.

Notes to the Financial Statements

Years Ended July 31, 2019 and 2018

(Expressed in U.S. dollars)

1. Nature of Operations and Continuance of Business

Green Hygienics Holdings Inc. (the “Company”) was incorporated in the State of Nevada on June 12, 2008 as Silver Bay Resources, Inc. On June 30, 2010, the name was changed to Takedown Entertainment Inc. On July 24, 2012, the Company changed its name to Green Hygienics Holdings Inc.

The Company is an innovative, full-scope, science-driven, premium hemp cultivation and branding enterprise focused on the cultivation and processing of industrial hemp for cannabidiol (“CBD”). The Hemp Farming Act of 2018 removed hemp from Schedule I controlled substances (defined as cannabis with less than 0.3% THC) making it an ordinary agricultural commodity.

The Company’s business model includes generating revenues from the sale of hemp and premium-grade CBD products; creating trusted global consumer brands; developing valuable IP; and growing the company rapidly through strategic acquisitions. With direct regard to acquisitions, the Company acts as a business accelerator and a vertical integrator focusing to support rapid growth and development of companies with extraordinary potential.

On June 10, 2019, the company secured a multiyear purchase order for the sale of hemp to U.S. Tobacco De Mexico. Under the terms of the contract, the Company is required to deliver a total $56.4 million worth of hemp flower over a five year period to US Tobacco De Mexico for use in the production of CBD hemp cigarettes. Since the issuance of the purchase order, the Company and US Tobacco De Mexico determined to renegotiate the purchase order due to several reasons, including production capacity and market price fluctuation. This contract has been cancelled due to the significant drop of more than 90% in wholesale price of hemp biomass which is used to make CBD hemp cigarettes. The parties are working on a modified version of the deal.

On June 14, 2019, the Company secured from the County of San Diego Department of Agriculture, Weights and Measures, a grower registration for industrial hemp cultivation.

On July 22, 2019, the Company secured licenses for the processing of hemp in the state of North Carolina.

The licenses were granted to the Company’s newly formed subsidiary, Coastal Labs North Carolina LLC, by the North Carolina Industrial Hemp Commission. The Company’s second subsidiary in the state is Green Hygienics North Carolina LLC, which will be partnering for cultivation this year with the intention of meeting the earnings qualification to be licensed on its own for next year’s cultivation.

The Company created Coastal labs and Green Hygienics near the end of July. There was no accounting activity prior to July 31, 2019. The Company’s policy is to consolidate all entities which we control and or own more than 51% of the voting stock. These entities are expected to have accounting activity during subsequent periods and will be consolidated accordingly.

On August 26, 2019, the Company the completed the acquisition of the 824-acre Potrero Ranch Property near San Diego, California for a total purchase price of $4 million. The Company will utilize the land and buildings for industrial hemp for CBD cultivation. The property includes over 400,000 square feet of outbuildings which are currently being converted into greenhouses.

Going Concern

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated revenues since inception and is unlikely to generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. As at July 31, 2019, the Company has not generated any revenues, has a working capital deficiency of $885,133 and has an accumulated deficit of $42,766,142 since inception. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-8

2. Significant Accounting Policies

(a) Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States and are expressed in U.S. dollars.

(b) Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. The Company regularly evaluates estimates and assumptions related to deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

(c) Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance and trust funds to be cash equivalents.

(d) Inventory

Inventory is carried at the lower of cost or net realizable value, with the cost being determined on a first-in, first-out (FIFO) basis. The Company periodically reviews physical inventory and will record a reserve for excess and/or obsolete inventory if necessary. As of the date of this report, no reserve was deemed necessary.

(e) Impairment of Long-Lived Assets

The Company evaluates the recoverability of its fixed assets and other assets in accordance with ASC 360-10-15, Impairment or Disposal of Long-Lived Assets. Impairment of long-lived assets is recognized when the net book value of such assets exceeds their expected cash flows, in which case the assets are written down to fair value, which is determined based on discounted future cash flows or appraised values.

(f) Related Party Transactions

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions. In accordance with ASC 850, the Company’s financial statements include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business, as well as transactions that are eliminated in the preparation of financial statements.

(g) Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

F-9

2. Significant Accounting Policies (continued)

(h) Foreign Currency Translation

The Company’s functional and reporting currency is the U.S. dollar. Transactions in foreign currencies are translated into the currency of measurement at the exchange rates in effect on the transaction date. Monetary balance sheet items expressed in foreign currencies are translated into U.S. dollars at the exchange rates in effect at the balance sheet date. The resulting exchange gains and losses are recognized in the statement of operations.

(i) Financial Instruments and Fair Value Measures

ASC 820, “Fair Value Measurements and Disclosures”, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts payable and accrued liabilities, loans payable, and amounts due to related parties. Pursuant to ASC 820, the fair value of cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

(j) Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718, “Compensation – Stock Compensation” and ASC 505, “Equity Based Payments to Non-Employees”, using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

(k) Loss Per Share

The Company computes earnings (loss) per share in accordance with ASC 260, “Earnings per Share”. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing earnings (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. As at July 31, 2019 and 2018, the Company does not have any potentially dilutive shares.

F-10

2. Significant Accounting Policies (continued)

(l) Comprehensive Loss

ASC 220, “Comprehensive Income”, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements.

(m) Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3. Deposits

During the year ended July 31, 2019, the Company advanced funds of $100,000 toward the acquisition of property known as the Potrero Ranch. The Company completed the acquisition on August 24, 2019.

4. Inventory

Inventory consists of hemp seeds. Inventory is recorded at cost.

5. Fixed Assets

Fixed assets recorded at cost reduced by accumulated depreciation. Depreciation expense is recognized over the assets’ estimated useful lives using the straight-line method. Estimated useful lives are periodically reviewed and, when appropriate, changes are made prospectively. When certain events or changes in operating conditions occur, asset lives may be adjusted and an impairment assessment may be performed on the recoverability of the carrying amounts. No depreciation has been recorded to date due to immateriality as the assets were acquired near year end.

Fixed assets consist of the following:

	Useful Life	Balance at July 31, 2018	Additions	Amortization	Balance at July 31, 2019

Production equipment	5 years	$-	$46,379	$-	$46,379
Buildings and improvements	15 years	-	90,657	-	90,657
Furniture and office equipment	5 years	-	8,102	-	8,102
		$-	$145,138	$-	$145,138

Fixed asset costs are being depreciated using the straight-line method based on the useful life of the asset. No depreciation expense has been recorded for the year ended July 31, 2019 due to the immateriality as the assets were acquired near year end.

6. Loans Payable

(a) As at July 31, 2019, the Company owes $155,250 (2018 - $nil) to a non-related party, which bears interest at the rate of 10% per annum, is unsecured and due and payable on or before December 19, 2019.

(b) As at July 31, 2019, the Company owes $nil (2018 - $18,750) to a non-related party, which is non-interest bearing, unsecured, and due on demand. During the year ended July 31, 2018, the amount owing was transferred to a company controlled by the President of the Company.

F-11

7. Related Party Transactions

(a) As at July 31, 2019, the Company owes $56,824 (2018 - $56,824) to a company controlled by the CEO of the Company. The debt bears interest at 5% per annum, is unsecured, and is due on demand. As at July 31, 2019, accrued interest of $14,825 (2018 - $11,961) has been included in accounts payable and accrued liabilities.

(b) As at July 31, 2019, the Company owes $696,074 (2018 - $116,137) to a company controlled by the CEO of the Company. The debt includes funds advanced to the Company for business development purposes is non-interest bearing, unsecured, and due on demand.

(c) As at July 31, 2019, the Company owes $27,500 (2018 - $nil) to a director of the Company for accrued consulting fees. The debt is non-interest bearing, unsecured, and due on demand and is included in accounts payable.

(d) During the year ended July 31, 2019, the Company incurred $30,000 (2018 - $30,000) in consulting fees to a company controlled by the CEO of the Company.

(e) During the year ended July 31, 2019, the Company incurred $30,000 (2018 - $nil) in consulting fees to the CTO of the Company.

(f) During the year ended July 31, 2019, the Company incurred $27,500 (2018 - $nil) in consulting fees to a VP and Director of the Company.

(g) During the year ended July 31, 2019, the Company incurred $15,000 (2018 - $nil) in consulting fees to the President of a subsidiary of the Company.

(h) During the year ended July 31, 2019, the Company incurred $15,000 (2018 - $nil) in consulting fees to the CEO of a subsidiary of the Company.

(i) Imputed interest of $22,009 was recorded for the above related party debts.

8. Share Issuances

(a) During the year ended July 31, 2019, the Company issued 500,000 common shares to the Chief Development Officer of the Company in exchange for services rendered. The shares were valued based on OTC’s closing trade price on the date of the agreement.

(b) During the year ended July 31, 2019, the Company issued 500,000 common shares to the Business Development Officer of the Company in exchange for services rendered. The shares were valued based on OTC’s closing trade price on the date of the agreement.

(c) During the year ended July 31, 2019, the Company issued 500,000 common shares to the Chief Technology Officer of the Company in exchange for services rendered. The shares were valued based on OTC’s closing trade price on the date of the agreement.

(d) During the year ended July 31, 2019, the Company issued 50,000 common shares to the Head of Research and Development of a subsidiary of the Company in exchange for services rendered. The shares were valued based on OTC’s closing trade price on the date of the agreement.

(e) During the year ended July 31, 2019, the Company issued 200,000 common shares to the Chief Development Officer of the Company in exchange for services rendered. The shares were valued based on OTC’s closing trade price on the date of the agreement.

(f) During the year ended July 31, 2019, the Company issued 200,000 common shares to the President of a subsidiary of the Company in exchange for services rendered. The shares were valued based on OTC’s closing trade price on the date of the agreement.

9. Commitments

(a)On April 1, 2019, the Company entered into a consulting agreement with the Chief Development Officer of the Company, Hamid Rowshan, whereby the Company agreed to pay a to be negotiated consulting fee for an initial period of three months, which can be extended to five years upon mutual agreement.

F-12

9. Commitments (continued)

On April 1, 2019, the Company entered into a consulting agreement with the Business Development Officer of the Company, Paymon Omidi, whereby the Company agreed to pay a to be negotiated consulting fee for an initial period of three months, which can be extended to five years upon mutual agreement.

(b) On April 1, 2019, the Company entered into a consulting agreement with the Head of Research and Development of a subsidiary of the Company, Kiarash Mirkia. Pursuant to the terms of the agreement, the Company issued the consultant 50,000 common shares upon execution of the agreement.

(c) On June 1, 2019, the Company entered into a consulting agreement with the CEO of a subsidiary of the Company, Kavan Thanasith, whereby the Company agreed to pay a consulting fee of $7,500 per month for a period of five years. The monthly fee will increase to: $10,000 per month if the Company generates gross revenue of $1,000,000 per month; $12,500 per month if the Company generates gross revenue of $1,500,000 per month; $15,000 per month if the Company generates gross revenue of $2,000,000 per month and $20,000 per month if the Company generates gross revenue of $2,500,000 per month. The consultant shall also be granted 200,000 common shares per year for a period of five years.

(d) On June 1, 2019, the Company entered into a consulting agreement with the President of a subsidiary of the Company, whereby the Company agreed to pay a consulting fee of $7,500 per month for a period of five years. The monthly fee will increase to: $10,000 per month if the Company generates gross revenue of $1,000,000 per month; $12,500 per month if the Company generates gross revenue of $1,500,000 per month; $15,000 per month if the Company generates gross revenue of $2,000,000 per month and $20,000 per month if the Company generates gross revenue of $2,500,000 per month. The consultant shall also be granted 200,000 common shares per year for a period of five years.

10. Income Taxes

The Company has net operating losses carried forward of $5,237,753 available to offset taxable income in future years which commence expiring in fiscal 2028.

The Company is subject to United States federal and state income taxes at an approximate rate of 26.42% (2018 – 26.42%). The reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company’s income tax expense as reported is as follows:

	2019	2018

Income tax recovery at statutory rate	(387,218)	(34,099)
Change in enacted tax rates	-	6,993
Change in valuation allowance	387,218	27,106

Provision for income taxes	–	–

The significant components of deferred income tax assets and liabilities as at July 31, 2019 and 2018 are as follows:

	2019	2018

Net operating losses carried forward	$1,009,928	712,710
Valuation allowance	(1,009,928)	(712,710)

Net deferred income tax asset	–	–

F-13

10. Income Taxes (continued)

The 2017 Act reduces the corporate tax rate from 34% to 21% for tax years beginning after December 31, 2017. For net operating losses arising after December 31, 2017, the 2017 Act limits a taxpayer’s ability to utilize net operating losses carryforwards to 80% of taxable income. In addition, net operating losses arising after 2017 can be carried forward indefinitely, but carryback is generally prohibited. Net operating losses generated in tax years beginning before January 1, 2018 will not be subject to the taxable income limitation. The 2017 Act would generally eliminate the carryback of all net operating losses arising in a tax year ending after 2017 and instead would permit all such net operating losses to be carried forward indefinitely.

As at July 31, 2019, the Company is in arrears on filing its statutory corporate income tax returns and the amounts presented above are based on estimates. The actual losses available could differ from these estimates.

11. Subsequent Events

(a) On August 23, 2019, a company (Alita Capital Inc.) owned by the President of the Company executed on a Purchase and Sale Agreement to acquire the 824-acre Potrero Ranch Property near San Diego, California (the Agreement”). Alita in advance of the close immediately assigned the Agreement to the Green Hygienics Holdings Inc.

The Property now owned fully by Green Hygienics includes 824 acres of land and 400,000 square feet of outbuildings. The total purchase cost of the Property is $4,510,000. The Vendor agreed to a take-back mortgage of $2,750,000 (the ‘Mortgage”) and the Company borrowed $1,760,000 (the “Loan”) by way of a second mortgage to complete the acquisition. The terms of the Mortgage include interest at the rate of 6% per annum with monthly payments of interest only.commencing September 23, 2019. The maturity date of the Mortgage is August 23, 2024. The terms of the Loan include interest at 15% per annum with monthly payments of $22,000 commencing September 15, 2019. The maturity date of the Loan is August 15, 2024.

(b) On August 1, 2019, the Company entered into a consulting agreement with the CEO of the Company, whereby the Company agreed to pay a consulting fee of $7,500 per month for a period of three years and whereby the Company granted the Consultant an option to acquire 250,000 common shares of the Company or 250,000 Options at 10% below market value at the date of grant upon execution of the consulting agreement for an additional 2 years.

(c) On August 1, 2019, the Company entered into a consulting agreement with the Chief Agricultural Operations Manager whereby the Company agreed to pay a signing bonus of $6,000 and a consulting fee of $6,000 per month for a period of six months. At the end of the six-month period, the Company may evaluate the performance with regards to an extension of the agreement. The Company also granted the Consultant an option to acquire 25,000 common shares of the Company or 25,000 Options at 10% below market value at the date of grant upon execution of the consulting agreement.

(d) On August 1, 2019, the Company entered into a consulting agreement with the Chief Project Manager whereby the Company agreed to pay a signing bonus of $15,000 and a consulting fee of $7,500 per month for a period of five years. The Company also granted the Consultant an option to acquire 100,000 common shares of the Company or 100,000 Options priced at $0.50 per share upon execution of the consulting agreement and an additional 100,000 common shares or Options priced at 10% below market value at the date of grant six months after the execution of the agreement.

(e) On August 1, 2019, the Company entered into a consulting agreement with the Assistant Agricultural Operations Manager whereby the Company agreed to pay a signing bonus of $4,000 and a consulting fee of $2,000 per month for a period of six months. At the end of the six-month period, the Company may evaluate the performance with regards to an extension of the agreement. The Company also granted the Consultant an option to acquire 25,000 common shares of the Company or Options at $0.50 per share upon execution of the consulting agreement and an additional 25,000 common shares or Options at 10% below market value at the date of grant six months after the execution of the agreement.

(f) On August 1, 2019, the Company granted an option to a non-related party to acquire 50,000 common shares of the Company at 10% below market value at the date of grant for services rendered.

(g) On September 1, 2018, the Company entered into a consulting agreement with a director of the Company, whereby the Company agreed to pay a consulting fee of $2,500 per month for a period of two years, which can be extended to four years upon mutual agreement. Additionally, the Company will either grant the director 100,000 shares of common stock per year or 100,000 stock options per year to purchase shares of the Company’s common stock priced at 10% below market value at the date of grant.

(h) On September 1, 2018, the Company entered into a consulting agreement with the CTO, whereby the Company agreed to pay a consulting fee of $2,500 per month for a period of two years commencing August 1, 2018. The agreement can be extended to four years upon mutual agreement. Upon completion of a minimum $1,000,000 financing, the Company will increase this payment to $5,000 per month. Upon completion of a minimum $5,000,000 financing or profitable operations, the Company will increase this payment to an amount mutually agreed upon that reflects the market rate for services provided by the CTO.

F-14

GREEN HYGIENICS HOLDINGS INC.

Condensed Consolidated Balance Sheets

(Expressed in U.S. dollars)

	April 30, 2020 $	July 31, 2019 $
	(unaudited)
ASSETS

Current Assets
Cash	228,237	767
Trust funds	-	2,486
Inventory	-	306,450
Total Current Assets	228,237	309,703

Deposits	-	100,000
Fixed Assets (Note 3)	4,749,617	145,138

Total Assets	4,977,854	554,841

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Accounts payable and accrued liabilities	683,074	201,178
Accounts payable – related parties	294,583	57,500
Accrued interest payable	21,750	510
Deferred revenue	15,973	-
Defaulted loan payable (Note 4a)	24,989	155,250
Discounted convertible note payable (Note 4c)	221,712	-
SBA loan payable (Note 4b)	444,850	-
Current portion of long-term debt	39,897	-
Due to related parties (Note 8)	1,864,637	780,398
Total Current Liabilities	3,611,465	1,194,836

Long Term Liabilities
Agreement payable (less current portion) (Note 5)	119,310	-
Mortgage payable (Note 6)	2,750,000	-
Second Mortgage payable (Note 7)	1,760,000	-
Total Long-Term Liabilities	4,629,310	-

Total Current and Long-Term Liabilities	8,240,775	1,194,836

Nature of operations and continuance of business (Note 1 and 2)
Commitments (Note 10)
Subsequent events (Note 11)

Stockholder’s Deficit
Common stock, 375,000,000 shares authorized, $0.001 par value 37,949,502 and 36,657,835 shares issued and outstanding	37,949	36,658
Stock payable	600,000	-
Additional paid-in capital	44,482,731	42,089,489
Deficit	(48,383,601)	(42,766,142)
Total Stockholder’s Deficit	(3,262,921)	(639,995)

Total Liabilities and Stockholder’s Deficit	4,977,854	554,841

(The accompanying notes are an integral part of these Consolidated financial statements)

F-15

GREEN HYGIENICS HOLDINGS INC.

Condensed Consolidated Statements of Operations

(Expressed in U.S. dollars)

(unaudited)

	Three Months Ended April 30, 2020 $	Three Months Ended April 30, 2019 $	Nine Months Ended April 30, 2020 $	Nine Months Ended April 30, 2019 $

Rental Revenue	52,800	-	108,574	-

Expenses
Consulting fees (Note 4)	112,000	45,000	390,396	100,000
Business development costs	30,000	-	2,471,884	-
Supplies	112,685	-	594,150	-
Sub contracts	18,021	-	138,699	-
Payroll expenses	231,897	-	570,614	-
Inventory impairment expense	306,450	-	306,450	-
General and administrative	264,478	2,096	412,811	12,268

Total Expenses	1,075,531	47,096	4,885,004	112,268

Loss Before Other Income (Expense)	(1,022,731)	(47,096)	(4,776,430)	(112,268)

Other Income (Expense)
Depreciation	(21,459)	-	(55,923)	-
Interest expense	(509,727)	(716)	(785,106)	(2,148)

Net Income (Loss)	(1,553,917)	(47,812)	(5,617,459)	(114,416)

Net Earnings (Loss) Per Share, Basic and Diluted	(0.04)	(0.00)	(0.15)	(0.00)

Weighted Average Shares Outstanding	37,534,687	34,707,835	37,496,856	34,707,835

(The accompanying notes are an integral part of these Consolidated financial statements)

F-16

GREEN HYGIENICS HOLDINGS INC.

Condensed Consolidated Statements of Cash Flows

(Expressed in U.S. dollars)

(unaudited)

	Nine Months Ended April 30, 2020 $	Nine Months Ended April 30, 2019 $
Operating Activities
Net loss	(5,617,459)	(114,416)
Imputed interest	94,834	-
Inventory impairment	306,450	-
Depreciation expense	55,923	-
Amortization of discount on note payable	365,412	-
Share based compensation	2,421,000	-
Changes in operating assets and liabilities:
Prepaid expenses	-	-
Accrued interest payable	21,240	-
Accounts payable and accrued liabilities	435,473	48,013
Accounts payable - related party	237,083	-
Deferred revenue	15,973	-
Due to related parties	-	66,459
Net Cash Provided By (Used In) Operating Activities	(1,664,071)	56

Investing Activities
Cash paid for purchase of fixed assets	(118,586)	-
Net Cash Provided by (Used In) Investing Activities	(118,586)	-

Financing Activities
Proceeds from Discounted Note Payable	585,000	-
Payments on Discounted Note Payable	(250,000)	-
Proceeds from notes payable	297,638	-
Proceeds from SBA Loan Payable	444,850
Principle payments on Agreement Payable	(23,825)	-
Principle payments on Defaulted Loan Payable	(130,261)
Advances from related parties	1,084,239	-
Net Cash Provided by Financing Activities	2,007,641	-

Increase in cash	224,984	56

Cash and trust funds, Beginning of Period	3,253	132

Cash and trust funds, End of Period	228,237	188

Supplemental Disclosures:
Interest paid	397,944	–
Income taxes paid	–	–
Non-Cash Transactions
Equipment financed through debt	183,031	-
Land acquired through debt	2,750,000	-
Deposit on acquisition of property	100,000	--
Shares issued for conversion of debt	50,000	-
Equipment purchased on accounts payable	46,423
Loan payable transferred to related party	-	18,750
Discount on warrants	428,700	-

(The accompanying notes are an integral part of these Consolidated financial statements)

F-17

GREEN HYGIENICS HOLDINGS INC.

Condensed Consolidated Statements of Stockholders’ Deficit

(Expressed in U.S. dollars)

(unaudited)

	Common Stock		Additional Paid-In	Stock	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Payable	Deficit	Equity
		$	$		$	$
Balance, July 31, 2018	34,707,835	34,708	40,544,980	-	(40,922,248)	(342,560)

Imputed interest			22,009			22,009

Shares issued for services	1,950,000	1,950	1,522,500			1,522,500

Net loss					(1,843,894)	(1,843,894)

Balance, July 31, 2019	36,657,835	36,658	42,089,489	-	(42,766,142)	(639,995)

Imputed interest			94,834			94,834

Discount on warrants			428,700			428,700

Shares issued for services	1,125,000	1,125	1,819,875			1,821,000

Shares to be issued for services				600,000		600,000

Shares issued for debt conversion	166,667	167	49,833			50,000

Net loss					(5,617,459)	(5,617,459)

Balance, April 30, 2020	37,949,502	37,950	44,482,731	600,000	(48,383,601)	(3,262,921)

(The accompanying notes are an integral part of these Consolidated financial statements)

F-18

GREEN HYGIENICS HOLDINGS INC.

Notes to the Condensed Consolidated Financial Statements

April 30, 2020

(Expressed in U.S. dollars)

(Unaudited)

1. Nature of Operations and Continuance of Business

Green Hygienics Holdings Inc. (the “Company”) was incorporated in the State of Nevada on June 12, 2008 as Silver Bay Resources, Inc. On June 30, 2010, the name was changed to Takedown Entertainment Inc. On July 24, 2012, the Company changed its name to Green Hygienics Holdings Inc.

The Company is an innovative, full-scope, science-driven, premium hemp cultivation and branding enterprise focused on the cultivation and processing of industrial hemp for cannabidiol (“CBD”). The Hemp Farming Act of 2018 removed hemp from Schedule I controlled substances (defined as cannabis with less than 0.3% THC) making it an ordinary agricultural commodity.

The Company’s business model includes generating revenues from the sale of hemp and premium-grade CBD products; creating trusted global consumer brands; developing valuable IP; and growing the Company rapidly through strategic acquisitions. With direct regard to acquisitions, the Company acts as a business accelerator and a vertical integrator focusing to support rapid growth and development of companies with extraordinary potential.

On June 10, 2019, the Company secured a multiyear purchase order for the sale of hemp to U.S. Tobacco De Mexico. Under the terms of the contract, the Company is required to deliver a total $56.4 million worth of hemp flower over a five-year period to US Tobacco De Mexico for use in the production of CBD hemp cigarettes.

On June 14, 2019, the Company secured from the County of San Diego Department of Agriculture, Weights and Measures, a grower registration for industrial hemp cultivation.

On July 22, 2019, the Company secured licenses for the processing of hemp in the state of North Carolina.

The licenses were granted to the Company’s newly formed subsidiary, Coastal Labs North Carolina LLC, by the North Carolina Industrial Hemp Commission. The Company’s second subsidiary in the state is Green Hygienics North Carolina LLC, which will be partnering for cultivation this year with the intention of meeting the earnings qualification to be licensed on its own for next year’s cultivation.

The Company created Coastal labs and Green Hygienics near the end of July. There was no accounting activity prior to April 30, 2020. The Company’s policy is to consolidate all entities which we control and or own more than 51% of the voting stock. These entities are expected to have accounting activity during subsequent periods and will be consolidated accordingly.

On August 26, 2019, the Company completed the acquisition of the 824-acre Potrero Ranch Property near San Diego, California for a total purchase price of $4,510,000. The Company will utilize the land for industrial hemp for CBD cultivation. The property includes over 400,000 square feet of outbuildings which are currently being converted into greenhouses.

Going Concern

These consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has generated revenues of $108,574 since 2013. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. As of April 30, 2020, the Company has a working capital deficiency of $3,383,228 and has an accumulated deficit of $48,383,601 since inception. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-19

2. Significant Accounting Policies

(a) Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States and are expressed in U.S. dollars.

(b) Principles of Consolidation

These financial statements include the accounts of the Company and its subsidiaries. Subsidiaries are all entities (including structured entities) which the Company controls. For accounting purposes, control is established by an investor when it is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. All inter-company balances and transactions are eliminated.

(c) Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. The Company regularly evaluates estimates and assumptions related to deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

(d) Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance and trust funds to be cash equivalents.

(e) Inventory

Inventory is carried at the lower of cost or net realizable value, with the cost being determined on a first-in, first-out (FIFO) basis. The Company periodically reviews physical inventory and will record a reserve for excess and/or obsolete inventory if necessary. In the current quarter the inventory was fully impaired due to unfavorable weather conditions. In the early growing stages the plants were severely damaged by a sand storm and could not be salvaged.

(f) Impairment of Long-Lived Assets

The Company evaluates the recoverability of its fixed assets and other assets in accordance with ASC 360-10-15, Impairment or Disposal of Long-Lived Assets. Impairment of long-lived assets is recognized when the net book value of such assets exceeds their expected cash flows, in which case the assets are written down to fair value, which is determined based on discounted future cash flows or appraised values.

(g) Related Party Transactions

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions. In accordance with ASC 850, the Company’s financial statements include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business, as well as transactions that are eliminated in the preparation of financial statements.

(h) Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

F-20

2. Significant Accounting Policies (continued)

(i) Foreign Currency Translation

The Company’s functional and reporting currency is the U.S. dollar. Transactions in foreign currencies are translated into the currency of measurement at the exchange rates in effect on the transaction date. Monetary balance sheet items expressed in foreign currencies are translated into U.S. dollars at the exchange rates in effect at the balance sheet date. The resulting exchange gains and losses are recognized in the statement of operations.

(j) Financial Instruments and Fair Value Measures

ASC 820, “Fair Value Measurements and Disclosures”, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts payable and accrued liabilities, loans payable, and amounts due to related parties. Pursuant to ASC 820, the fair value of cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

(k) Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718, “Compensation – Stock Compensation” and ASC 505, “Equity Based Payments to Non-Employees”, using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

(l) Revenue

Pursuant to ASC 606, Revenue from contracts with customers. As of the date of this report, the Company has not recognized any revenue related to the hemp production business. The only revenue recognized to date is the land use rental income from San Diego Gas and Electric Company in the amount of $108,574. The term of the rental agreement is in effect until December 2020 with a monthly payment of $17,000.

(m) Leases

Pursuant to ASC 842, transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing transactions. As of the date of this report, the Company has no material transactions to report.

F-21

2. Significant Accounting Policies (continued)

(n) Loss Per Share

The Company computes earnings (loss) per share in accordance with ASC 260, “Earnings per Share”. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing earnings (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. As of April 30, 2020, the Company does not have any potentially dilutive shares.

(o) Comprehensive Loss

ASC 220, “Comprehensive Income”, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements.

(p) Recent Accounting Pronouncements

In July 2018, the FASB issued ASU No. 2018-10, Codification Improvements to Topic 842, Leases. The amendments in ASU 2018-10 provide additional clarification and implementation guidance on certain aspects of the previously issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”) and have the same effective and transition requirements as ASU 2016-02. Upon the effective date, ASU 2018-10 will supersede the current lease guidance in ASC Topic 840, Leases. Under the new guidance, lessees will be required to recognize for all leases, with the exception of short-term leases, a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis. Concurrently, lessees will be required to recognize a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. ASU 2018-10 is effective for private companies and emerging growth public companies for interim and annual reporting periods beginning after December 15, 2019, with early adoption permitted. The guidance is required to be applied using a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative periods presented in the financial statements. During the nine months ended April 30, 2020 the Company assessed the impact this guidance had on its financial statements and concluded that at present ASU No. 2018-10 has no impact on its financial statements.

3. Fixed Assets

Fixed assets are recorded at cost reduced by accumulated depreciation. Depreciation expense is recognized over the assets’ estimated useful lives using the straight-line method. Estimated useful lives are periodically reviewed and, when appropriate, changes are made prospectively. When certain events or changes in operating conditions occur, asset lives may be adjusted and an impairment assessment may be performed on the recoverability of the carrying amounts.

Fixed assets consist of the following:

	Useful Life	Balance at July 31, 2019 $	Additions $	Accumulated Depreciation $	Balance at April 30, 2020 $

Production equipment	5 years	46,379	313,530	(45,733)	314,176
Furniture and office equipment	5 years	8,102	-	(1,218)	6,884
Buildings and improvements	15 years	90,657	134,510	(8,972)	216,195
Land		-	4,212,362	-	4,212,362
		145,138	4,660,402	(55,923)	4,749,617

Fixed asset costs are being depreciated using the straight-line method based on the useful life of the asset.

On August 26, 2019, the Company completed the acquisition of the 824-acre Potrero Ranch Property near San Diego, California for a total purchase price of $4,510,000. The Company will utilize the land and buildings for industrial hemp for CBD cultivation. The property includes over 400,000 square feet of outbuildings which are currently being converted into greenhouses. On August 23, 2019, the Company entered into an agreement payable with the Vendor of the Property for $2,750,000 for a portion of the purchase price. The terms of the agreement are monthly payments of interest only at the rate of 6% per annum. The debt is secured by a Promissory Note secured by a Deed of Trust on real property commonly known as Round Potrero Road, Potrero, California. The maturity date of the debt is August 23, 2024. On August 23, 2019 the Company entered into an agreement payable for $1,760,000 with monthly payments of interest only at the rate of 15% per annum. The debt is secured by a Promissory Note secured by a second charge on the Deed of Trust on real property commonly known as Round Potrero Road, Potrero, California. The maturity date of the debt is August 15, 2024.

4. Loans Payable

(a)	As of April 30, 2020, the Company owes $24,989 (2019 - $nil) plus accrued interest of $301 (2018 - $nil) to a non-related party, which bears interest at the rate of 10% per annum, is unsecured and was due and payable on or before December 19, 2019. This loan payable is in default, and the Company is currently in negotiations to extend the maturity date.

(b)	On April 30, 2020 the Company received loan proceeds in the amount of $444,850 under the Paycheck Protection Program (“PPP”). The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), provides for loans to qualifying businesses for amounts up to 2.5 times of the average monthly payroll expenses of the qualifying business. The loans and accrued interest are forgivable after eight weeks as long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels. The amount of loan forgiveness will be reduced if the borrower terminates employees or reduces salaries during the eight-week period. The unforgiven portion of the PPP loan is payable over two years at an interest rate of 1%, with a deferral of payments for the first six months. The Company intends to use the proceeds for purposes consistent with the PPP. While the Company currently believes that its use of the loan proceeds will meet the conditions for forgiveness of the loan, we cannot assure you that we will not take actions that could cause the Company to be ineligible for forgiveness of the loan, in whole or in part.

(c)

As of April 30, 2020, the Company owes $221,712 (2019 - $nil) to a non-related party. On December 19, 2019, the Company entered into an securities purchase agreement, which was amended on January 8, 2020 (collectively, the “SPA”) with Triton Funds, LP, an accredited investor (“Triton”), pursuant to which the Company issued and sold to Triton (i) a discounted convertible promissory note (the “Note”) in the aggregate principal amount of up to $750,000, due June 30, 2020, bearing interest at a rate of ten percent (10%) per annum and convertible into shares of the Company’s common stock at a conversion price of $2.50 per share and (ii) a common stock purchase warrant (the “Warrant”), exercisable for two (2) years, to purchase up to 250,000 shares of the Company’s common stock at an exercise price of $3.00 per share, for an aggregate purchase price of $600,000. If not exercised, the Warrant will expire at 5:00 pm EST on December 31, 2021. The Note can be prepaid at any time by paying 110% of the then outstanding principal, interest, default interest (if any), and any other amounts then due under the Note. The Note is initially convertible at a price per share equal to $2.50 (the “Fixed Conversion Price”); provided, however, that during the continuance of an event of default under the Note, the conversion price shall be equal to 75% of the lowest trading price of the Company’s common stock during the 30 trading days prior to conversion.

F-22

On December 31, 2019, Triton paid an initial purchase price of $100,000 at the initial closing. The Company received net proceeds of $85,000 after paying fees of $15,000. On February 20, 2020, Triton paid the purchase price balance of $500,000, at which point, the Note was payable in the aggregate principal amount of $750,000 and the Warrant was exercisable as to the right to purchase 250,000 shares. The original issue discount on the Note is a total of $150,000.

The Note can be prepaid at any time by paying 110% of the then outstanding principal, interest, default interest (if any), and any other amounts then due under the Note. The Note is initially convertible at a price per share equal to $2.50 (the “Fixed Conversion Price”); provided, however, that during the continuance of an event of default under the Note, the conversion price shall be equal to 75% of the lowest trading price of the Company’s common stock during the 30 trading days prior to conversion.

On March 31, 2020, the Company and Triton entered into a Modification Agreement, pursuant to which (i) the Company paid $250,000 of the principal amount of the Note, bringing the principal balance of the Note to $500,000, (ii) the maturity date of the Note was extended to August 20, 2020, (iii) the conversion price of the Note was established as 75% of the lowest trading price of the Company’s common stock during the 30 trading days prior to conversion, and (iv) the minimum volume weighted price requirement of the Note was deleted. As of April 30, 2020, Triton had converted $50,000 of the debt into 166,667 shares which were converted within the terms of the Note.

The warrant discount is $166,727 as of April 30, 2020. The Warrants was valued using a Black Scholes model which created a discount of the full value of cash received, bringing the full discount on the note to $428,700, which is to be amortized over the term of the Note. Through April 30, 2020, $261,973 of the discount was amortized, bringing the balance of the note to $221,712.

Warrants

During the nine months ended April 30, 2020, the Company entered into warrant agreement in conjunction with the note issued by Triton Funds, LP.  The warrant provided the right to purchase 250,000 shares of the Company’s common stock at $3 per share exercise.  As of the nine months end April 30, 2020 and the year ended July 31, 2019, there were 250,000 and zero warrants outstanding, respectively.

The fair value of the warrants granted for the nine months ended April 30, 2020 were determined using Black Scholes method with the following assumptions:

Nine months ended April 30, 2020
Risk free interest of 1.62%
Stock volatility	338%
Weighted average expected warrant life in years	2
Expected dividend yield	0.00%

	Nine months ended April 30, 2020		Year ended July 31, 2019
	Warrants	Weighted average exercise price	Warrants	Weighted average exercise price

Outstanding-beginning of the year	0	$0	0	$0
Issued	250,000	$3	0	$0
Exercised	0	$0	0	$0
Forfeited	0	$0	0	$0
Outstanding at respective periods	250,000	$3	0	$0

Exercisable at each respective period	250,000	$3	0	0

Weighted average fair value of warrants granted during the year		$750,000

Warrant expense for the nine months ended April 30, 2020 and for the year ended July 31, 2019 were $428,700 and $0.

The weighted average remaining contractual life of the warrants outstanding as of April 30, 2020 was as follows:

Exercise price	Number of warrants outstanding	Weighted Average remaining contractual life (years)
$3.00	250,000	1.64

5. Agreement Payable

As of April 30, 2020, the Company owes $159,207 (2018 - $nil) to a non-related party and requires monthly payments of $4,290.40 including interest at the rate of 5.66% per annum for a period of 48 months commencing November 1, 2019. The loan is secured by a collateral charge on production equipment.

6. Mortgage Payable

As of April 30, 2020, the Company owes $2,750,000 (2018 - $nil) to a non-related party, with monthly payments of interest only at the rate of 6% per annum. The debt is secured by a Promissory Note secured by a Deed of Trust on real property commonly known as Round Potrero Road, Potrero, California. The maturity date of the debt is August 23, 2024.

7. Second Mortgage Payable

As of April 30, 2020, the Company owes $1,760,000 (2018 - $nil) to a non-related party, with monthly payments of interest only at the rate of 15% per annum. The debt is secured by a Promissory Note secured by a second charge on the Deed of Trust on real property commonly known as Round Potrero Road, Potrero, California. The maturity date of the debt is August 15, 2024.

F-23

8. Related Party Transactions

(a) As of April 30, 2020, the Company owes $56,824 (July 31, 2019 - $56,824) to a company controlled by the CEO of the Company. The debt bears interest at 5% per annum, is unsecured, and is due on demand. As of April 30, 2020, accrued interest of $16,973 (July 31, 2019 - $14,825) has been included in amounts due to related parties.

(b) As of April 30, 2020, the Company owes $1,807,813 (July 31, 2019 - $696,074) to a company controlled by the CEO of the Company. The debt includes funds advanced to the Company for business development purposes, is non-interest bearing, unsecured, and due on demand.

(c) As of April 30, 2020, the Company owes $67,500 (July 31, 2019 - $nil) to the CEO of the Company for accrued consulting fees. The debt is non-interest bearing, unsecured, and due on demand and is included in accounts payable.

(d) As of April 30, 2020, the Company owes $35,000 (July 31, 2019 - $27,500) to a former director of the Company for accrued consulting fees. The debt is non-interest bearing, unsecured, and due on demand and is included in accounts payable.

(e) As of April 30, 2020, the Company owes $67,500 (July 31, 2019 - $15,000) to the CEO of a subsidiary of the Company for consulting fees. The debt is non-interest bearing, unsecured, and due on demand and is included in accounts payable.

(f) As of April 30, 2020, the Company owes $67,500 (July 31, 2019 - $15,000) to the President of a subsidiary of the Company for consulting fees. The debt is non-interest bearing, unsecured, and due on demand and is included in accounts payable.

(g) As of April 30, 2020, the Company owes $10,000 (July 31, 2019 - $nil) to the CTO of the Company for consulting fees. The debt is non-interest bearing, unsecured, and due on demand and is included in accounts payable.

(h) As of April 30, 2020, the Company owes $43,833 (July 31, 2019 - $nil) to the Chief Agricultural Operations Manager of the Company for consulting fees. The debt is non-interest bearing, unsecured, and due on demand and is included in accounts payable.

(i) As of April 30, 2020, the Company owes $3,250 (July 31, 2019 - $nil) to the Chief Financial Officer of the Company for consulting fees. The debt is non-interest bearing, unsecured, and due on demand and is included in accounts payable.

(j) During the nine months ended April 30, 2020, the Company incurred $67,500 (2019 - $nil) in consulting fees to the CEO of the Company.

(k) During the nine months ended April 30, 2020, the Company incurred $22,500 (2019 - $7,500) in consulting fees to the CTO of the Company.

(l) During the nine months ended April 30, 2020, the Company incurred $7,500 (2019 - $7,500) in consulting fees to a former VP and former Director of the Company.

(m) During the nine months ended April 30, 2020, the Company incurred $67,500 (2019 - $nil) in consulting fees to the President of a subsidiary of the Company.

(n) During the nine months ended April 30, 2020, the Company incurred $67,500 (2019 - $nil) in consulting fees to the CEO of a subsidiary of the Company.

(o) During the nine months ended April 30, 2020, the Company incurred $7,500 (2019 - $nil) in consulting fees to the CFO of the Company.

(p) Imputed interest of $94,833 for the nine months ended April 30, 2020 and $22,009 for the year ended July 31, 2019 has been recorded for the above related party debts.

9. Share Issuances

(a) During the nine months ended April 30, 2020, the Company issued 250,000 common shares to the CEO of the Company in exchange for consulting services. The shares were valued based on OTC’s closing trade price on the date of the agreement.

(b) During the nine months ended April 30, 2020, the Company issued 50,000 common shares to the Chief Agricultural Operations Manager of the Company in exchange for consulting services. The shares were valued based on OTC’s closing trade price on the date of the agreement.

(c) During the nine months ended April 30, 2020, the Company issued 200,000 common shares to the Chief Project Manager of the Company in exchange for consulting services. The shares were valued based on OTC’s closing trade price on the date of the agreement.

F-24

(d) During the nine months ended April 30, 2020, the Company issued 25,000 common shares to the Assistant Agricultural Operations Manager of the Company in exchange for consulting services. The shares were valued based on OTC’s closing trade price on the date of the agreement.

(e) During the nine months ended April 30, 2020, the Company issued 300,000 common shares to non-related parties in exchange for consulting services. The shares were valued based on OTC’s closing trade price on the date of the agreement.

(f) During the nine months ended April 30, 2020, the Company agreed to issue 100,000 common shares to an Independent Director of the Company in exchange for consulting services. The shares were valued based on OTC’s closing trade price on the date of the agreement. The Company issued 50,000 of the shares on April 20, 2020.

(g) During the nine months ended April 30, 2020, the Company agreed to issue 250,000 common shares to the Senior Vice President of Corporate Development of the Company in exchange for consulting services. The shares were valued based on OTC’s closing trade price on the date of the agreement. The Company issued 125,000 of the shares on April 20, 2020.

(h) During the nine months ended April 30, 2020, the Company agreed to issue 250,000 common shares to a Senior Vice President of Business Development – Agriculture Division of the Company in exchange for consulting services. The shares were valued based on OTC’s closing trade price on the date of the agreement. The Company issued 125,000 of the shares on April 20, 2020.

(i) During the nine months ended April 30, 2020, the Company issued 166,667 common shares to Triton Funds Inc. in exchange for debt. The shares were valued based on OTC’s closing trade price on the date of the agreement.

10. Commitments/Contingencies

(a) On September 1, 2018, the Company entered into a consulting agreement with the CTO, Jeff Palumbo, whereby the Company agreed to pay a consulting fee of $2,500 per month for a period of two years commencing August 1, 2018. The agreement can be extended to four years upon mutual agreement. Upon completion of a minimum $1,000,000 financing, the Company will increase this payment to $5,000 per month. Upon completion of a minimum $5,000,000 financing or profitable operations, the Company will increase this payment to an amount mutually agreed upon that reflects the market rate for services provided by the CTO.

(b) On April 1, 2019, the Company entered into a consulting agreement with the Chief Development Officer of the Company, Hamid Rowshan, whereby the Company agreed to pay a to be negotiated consulting fee for an initial period of three months, which can be extended to five years upon mutual agreement. As of April 30, 2020, the Company had issued 500,000 common shares but does notexpect to issue any common shares in the future due to failure to meet conditions of the consulting agreement.

(c) On April 1, 2019, the Company entered into a consulting agreement with the Business Development Officer of the Company, Paymon Omidi, whereby the Company agreed to pay a to be negotiated consulting fee for an initial period of three months, which can be extended to five years upon mutual agreement. As of April 30, 2020, the Company had issued 500,000 common shares but does notexpect to issue any common shares in the future due to failure to meet conditions of the consulting agreement.

(d) On April 1, 2019, the Company entered into a consulting agreement with the Head of Research and Development of a subsidiary of the Company, Kiarash Mirkia. Pursuant to the terms of the agreement, the Company issued the consultant 50,000 common shares upon execution of the agreement. As of April 30, 2020, the Company had issued 50,000 common shares but does notexpect to issue any common shares in the future due to failure to meet conditions of the consulting agreement.

(e) On June 1, 2019, the Company entered into a consulting agreement with the CEO of a subsidiary of the Company, Kavan Thanasith, whereby the Company agreed to pay a consulting fee of $7,500 per month for a period of five years. The monthly fee will increase to: $10,000 per month if the Company generates gross revenue of $1,000,000 per month; $12,500 per month if the Company generates gross revenue of $1,500,000 per month; $15,000 per month if the Company generates gross revenue of $2,000,000 per month and $20,000 per month if the Company generates gross revenue of $2,500,000 per month. The consultant shall also be granted 200,000 common shares per year for a period of five years. As of April 30, 2020, the Company had issued 200,000common shares but does notexpect to issue any common shares in the future due to failure to meet conditions of the consulting agreement.

(f) On June 1, 2019, the Company entered into a consulting agreement with the President of a subsidiary of the Company, Travis Chrisman, whereby the Company agreed to pay a consulting fee of $7,500 per month for a period of five years. The monthly fee will increase to: $10,000 per month if the Company generates gross revenue of $1,000,000 per month; $12,500 per month if the Company generates gross revenue of $1,500,000 per month; $15,000 per month if the Company generates gross revenue of $2,000,000 per month and $20,000 per month if the Company generates gross revenue of $2,500,000 per month. The consultant shall also be granted 200,000 common shares per year for a period of five years. As of April 30, 2020, the Company had issued 200,000 common shares but does not expect to issue any common shares in the future due to failure to meet conditions of the consulting agreement.

F-25

(g) On August 1, 2019, the Company entered into a consulting agreement with the CEO of the Company, Ron Loudoun, whereby the Company agreed to pay a consulting fee of $7,500 per month for a period of three years and whereby the Company granted the Consultant an option to acquire 250,000 common shares of the Company or 250,000 Options at 10% below market value at the date of grant upon execution of the consulting agreement for an additional 2 years. On August 1, 2019, the Company issued 250,000 common shares to the Consultant at a value of $1.48 per share.

(h) On August 1, 2019, the Company entered into a consulting agreement with the Chief Agricultural Operations Manager, Anthony Curci, whereby the Company agreed to pay a signing bonus of $6,000 and a consulting fee of $6,000 per month for a period of nine months. At the end of the six-month period, the Company may evaluate the performance with regards to an extension of the agreement. The Company also granted the Consultant an option to acquire 25,000 common shares of the Company or 25,000 Options at 10% below market value at the date of grant upon execution of the consulting agreement. On August 1, 2019, the Company issued 50,000 common shares to the Consultant at a value of $1.48 per share but does not expect to issue any additional common shares in the future due to failure to meet conditions of the consulting agreement.

(i) On August 1, 2019, the Company entered into a consulting agreement with the Chief Project Manager, Greg Stinson, whereby the Company agreed to pay a signing bonus of $15,000 and a consulting fee of $7,500 per month for a period of five years. The Company also granted the Consultant an option to acquire 100,000 common shares of the Company or 100,000 Options priced at $0.50 per share upon execution of the consulting agreement and an additional 100,000 common shares or Options priced at 10% below market value at the date of grant nine months after the execution of the agreement. On August 31, 2019, the Company issued 200,000 common shares to the Consultant at a value of $1.48 per share. As of April 30, 2020, the Company has fulfilled all current obligations under the consulting contract and have been reflected in the Condensed Consolidated Financial Statements.

(j) On August 1, 2019, the Company entered into a consulting agreement with the Assistant Agricultural Operations Manager, Carol Snyder, whereby the Company agreed to pay a signing bonus of $4,000 and a consulting fee of $2,000 per month for a period of nine months. At the end of the six-month period, the Company may evaluate the performance with regards to an extension of the agreement. The Company also granted the Consultant an option to acquire 25,000 common shares of the Company or Options at $0.50 per share upon execution of the consulting agreement and an additional 25,000 common shares or Options at 10% below market value at the date of grant nine months after the execution of the agreement. On August 31, 2019, the Company issued 25,000 common shares to the Consultant at a value of $1.48 per share. As of April 30, 2020, the Company has fulfilled all current obligations under the consulting contract and have been reflected in the Condensed Consolidated Financial Statements.

(k) On February 15, 2020, the Company entered into a consulting agreement with the Chief Financial Officer of the Company, whereby the Company agreed to pay a consulting fee of $7,500 per month and whereby the Company granted the consultant an option to receive 100,000 common shares for services rendered broken down into two allotment of 50,000 shares, the first at the execution of the agreement and the second six months after the execution of the agreement. These initial shares will be issued in June 2020 at market value of $.50 per share. The Company has the option to extend the consulting agreement for an additional 2 years. As of April 30, 2020, no compensation for the common shares has been recognized under this consulting agreement.

(l) On November 15, 2019, the Company entered into a consulting agreement with the Chief Operations Officer, whereby the Company agreed to pay a consulting fee of $7,500 per month for a period of three years and, in addition whereby the Company agreed to pay a consulting fee whereby the Company granted the consultant to receive 200,000 common shares for services rendered broken down into two allotment of 100,000 shares, the first at the execution of the agreement and the second six months after the execution of the agreement. These initial shares will be issued in June 2020 at market value of $.50 per share. The Company has the option to extend the consulting agreement for an additional 2 years. As of April 30, 2020, no compensation for the common shares has been recognized under this consulting agreement.

(m) On April 1, 2020, the Company entered into a consulting agreement with the Compliance Officer, whereby the Company agreed to pay a consulting fee of $6,000 per month for a period of three years and, in addition whereby the Company agreed to pay a consulting fee whereby the Company granted the consultant to receive 35,000 common shares for services rendered after the execution of the agreement. These common shares will be issued in June 2020 at market value of $.50 per share. The Company has the option to extend the consulting agreement for an additional 2 years. As of April 30, 2020, no compensation for the common shares has been recognized under this consulting agreement.

(n) On March 15, 2020, the Company entered into a consulting agreement with the Director of Grow Operations, whereby the Company agreed to pay a consulting fee of $6,000 per month for a period of three years and, in addition whereby the Company agreed to pay a consulting fee whereby the Company granted the consultant to receive 25,000 common shares for services rendered broken down into two allotment of 12,500 shares, the first at the execution of the agreement and the second six months after the execution of the agreement. These initial shares will be issued in June 2020 at market value of $.50 per share. The Company has the option to extend the consulting agreement for an additional 2 years. As of April 30, 2020, no compensation for the common shares has been recognized under this consulting agreement.

(o) During the nine months ended April 30, 2020, the Company agreed to issue 50,000 common shares to an Independent Director of the Company in exchange for consulting services. The shares were valued based on OTC’s closing trade price on the date of the agreement.

(p) During the nine months ended April 30, 2020, the Company agreed to issue 125,000 common shares to the Senior Vice President of Corporate Development of the Company in exchange for consulting services. The shares were valued based on OTC’s closing trade price on the date of the agreement.

(q) During the nine months ended April 30, 2020, the Company agreed to issue 125,000 common shares to a Senior Vice President of Business Development – Agriculture Division of the Company in exchange for consulting services. The shares were valued based on OTC’s closing trade price on the date of the agreement.

11. Subsequent Events

On May 8, 2020, the Company issued 214,286 common shares to Triton Funds LP upon partial conversion of the Note at the conversion price then in effect.

On May 22, 2020, the Company issued 178,571 common shares to Triton Funds LP upon partial conversion of the Note at the conversion price then in effect.

On June 8, 2020, the Company issued 153,846 common shares to Triton Funds LP upon partial conversion of the Note at the conversion price then in effect.

F-26

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS OR PLAN OF OPERATION

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

The following discussion should be read in conjunction with the consolidated financial statements and notes. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions, which could cause actual results to differ materially from management’s expectations.

Corporate Overview

Green Hygienics Holdings Inc. (the Company) was incorporated in the State of Nevada on June 12, 2008 as Silver Bay Resources Inc. On June 30, 2010, the Company changed its name to Takedown Entertainment Inc. On July 24, 2012, the Company changed its name to Green Hygienics Holdings Inc.

The Company is an innovative, full-scope, science-driven, premium hemp cultivation and branding enterprise focused on the cultivation and processing of industrial hemp for cannabidiol (“CBD”). The Hemp Farming Act of 2018 removed hemp from Schedule I controlled substances (defined as cannabis with less than 0.3% THC) making it an ordinary agricultural commodity.

The Company’s business model includes generating revenues from the sale of hemp and premium-grade CBD products; creating trusted global consumer brands; developing valuable IP; and growing the Company rapidly through strategic acquisitions. With direct regard to acquisitions, the Company acts as a business accelerator and a vertical integrator focusing to support rapid growth and development of companies with extraordinary potential.

Effective April 29, 2019, the Company entered into a definitive agreement with Coastal Labs, LLC (“Coastal”) to acquire all of the assets of Coastal. The total consideration for the assets would be, at the Company’s election, $3,000,000 or a total of 2,000,000 shares of the Company’s common stock issuable over five years. In addition, the Company would enter into consulting agreements with each individual member of Coastal, or such entity as each respective member may designate, that sets forth ongoing compensation to each individual member of Coastal. The parties further agreed to form a new entity or arrange for the transfer of ownership of Coastal to a wholly-owned subsidiary of the Company to hold the acquired assets, to enter into an operating agreement that governs the operation of the assets, and to establish a board of directors for the subsidiary of up to 6 members, of whom 3, or half, whichever is greater, shall be nominees of Coastal. Further, the Company would assume all of Coastal’s contracts relating to sales and distribution of the products. The acquisition of the assets of Coastal has not closed, and either party may terminate the agreement at any time.

In June, 2019, the Company formed two wholly owned subsidiaries, Coastal Labs NC LLC (“Coastal NC”) and Green Hygienics NC LLC (“Green NC”) for the purpose of registering as an industrial hemp processor and cultivator in the State of North Carolina pursuant to the North Carolina Industrial Hemp Pilot Program.

On June 10, 2019, the Company secured a multiyear purchase order for the sale of hemp to U.S. Tobacco De Mexico. Under the terms of the contract, the Company is required to deliver a total $56.4 million worth of hemp flower over a five-year period to US Tobacco De Mexico for use in the production of CBD hemp cigarettes. Since the issuance of the purchase order, the Company and US Tobacco De Mexico determined to renegotiate the purchase order due to several reasons, including production capacity and market price fluctuation. This contract has been cancelled due to the significant drop of more than 90% in wholesale price of hemp biomass which is used to make CBD hemp cigarettes. The parties are working on a modified version of the deal.

On June 14, 2019, the Company secured from the County of San Diego Department of Agriculture, Weights and Measures, a grower registration for industrial hemp cultivation.

On July 22, 2019, the Company secured licenses for the processing of hemp in the state of North Carolina. The licenses were granted to the Company’s subsidiary, Coastal NC, by the North Carolina Industrial Hemp Commission. The Company’s second subsidiary in the state, Green NC, which will be partnering for cultivation this year with the intention of meeting the earnings qualification to be licensed on its own for next year’s cultivation.

On August 26, 2019, the Company the completed the acquisition of 824 acres of land known as the Potrero Ranch Property, located near San Diego, California for a purchase price of $4 million. The Company will utilize the land and buildings for industrial hemp for CBD cultivation. The property includes over 400,000 square feet of outbuildings which are currently being converted into greenhouses. The Company entered into an agreement payable with the seller of the property for $2,750,000 for a portion of the purchase price. The terms of the agreement are monthly payments of interest only at the rate of 6% per annum. This debt is secured by a promissory note secured by a deed of trust on the real property. The maturity date of the debt is August 23, 2024. The Company also entered into an agreement payable for $1,760,000 with monthly payments of interest only at the rate of 15% per annum. This debt is also secured by a promissory note secured by a second charge on the deed of trust on the real property. The maturity date of this debt is August 15, 2024. To date, the Company has spent $184,342 in property and building improvements and has acquired over $300,000 worth of production equipment.

27

PRESENTATION OF MANAGEMENT’S DISCUSSION AND ANALYSIS

Results of Operations

Three Months Ended April 30, 2020 Compared to the Three Months Ended April 30, 2019

Revenues

We are currently in the product growing and production stages and anticipate producing revenue in the next six months. We have also generated $52,800 in revenue for the three months ended April 30, 2020 from license fees pursuant to a license agreement for the right to use the premises at the Potrero Ranch Property for temporary storage of construction equipment.

Expenses

Operating expenses for the three months ended April 30, 2020 increased to $1,075,531 compared to $47,096 for the three months ended April 30, 2019. This increase is primarily due to a material increase in business development costs, consulting fees, supplies, subcontracts, payroll expenses and general and administrative costs, all of which resulted from our commencement of cultivation operations. Additionally, inventory of $306,450 was fully impaired due to unfavorable weather conditions. In the early growing stages, the plants were severely damaged by a sand storm and could not be salvaged.

We incurred a total of $509,727 in interest expenses due to debt financing during the three months ended April 30, 2020, which is an increase from $716 for the same period in 2019. The debt financing costs include $151,678 in interest expense and $358,049 in debt discount costs.

We recorded $21,459 of depreciation for the three months ended April 30, 2020.

We experienced a net loss of $1,553,917 during the three months ended April 30, 2020, as compared to a net loss of $47,812 for the three months ended April 30, 2019.

An analysis of our results of operations are as follows:

	Three Months Ended
	April 30, 2020	April 30, 2019	Change
Rental Revenue	$52,800	$-	$52,800

Expenses:
Consulting Fees	112,000	45,000	67,000
Business Development Costs	30,000	-	30,000
Supplies	112,685	-	112,685
Subcontracts	18,021	-	18,021
Payroll Expenses	231,897	-	231,897
General and Administrative	264,478	2,096	262.382
Inventory impairment expense	306,450	-	306,450
Interest	509,727	716	509,011
Depreciation	21,459	-	21,459
Net Loss for the Period	$(1,553,917)	$(47,812)	$(1,506,105)

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Nine months Ended April 30, 2020 Compared to the Nine months Ended April 30, 2019

Revenues

We are currently in the product growing and production stages and anticipate producing revenue in the next six months. We have also generated $108,574 in revenue for the nine months ended April 30, 2020 from license fees pursuant to a license agreement for the right to use the premises at the Potrero Ranch Property for temporary storage of construction equipment.

Expenses

We incurred operating losses of $48,383,601 from date of incorporation June 12, 2008 to the period ended April 30, 2020. These losses consisted of consulting fees, business development costs, inventory impairment, supplies, wages and general operating expenses incurred in connection with the day to day operation of our business and the preparation and filing of our periodic reports.

Operating expenses for the nine months ended April 30, 2020 increased to $4,885,004 compared to $112,268 for the nine months ended April 30, 2019. This increase is primarily due to a material increase in business development costs but was also due to increases in consulting fees, supplies, subcontracts, payroll expenses, and general and administrative costs, all of which resulted from our commencement of cultivation operations.

We incurred a total of $785,096 in interest expenses due to debt financing during the three months ended April 30, 2020, which is an increase from $2,148 for the same period in 2019. The debt financing costs include $419,694 in interest expense and $365,412 in debt discount costs.

We recorded $55,923 of depreciation for the nine months ended April 30, 2020.

We experienced a net loss of $5,617,459 during the nine months ended April 30, 2020, as compared to a net loss of $114,416 for the nine months ended April 30, 2019.

	Nine Months Ended
	April 30, 2020	April 30, 2019	Change
Rental Revenue	$108,574	$-	$108,574

Expenses:
Consulting Fees	390,396	100,000	290,396
Business Development Costs	2,471,884	-	2,471,884
Supplies	594,150	-	594,150
Subcontracts	138,699	-	138,699
Payroll Expenses	570,614	-	570,614
General and Administrative	412,811	12,268	400,543
Inventory impairment expense	306,450	-	306,450
Interest	785,106	2,148	782,958
Depreciation	55,923	-	55,923
Net Loss for the Period	$(5,617,459)	$(114,416)	$(5,503,043)

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Year Ended July 31, 2019 Compared to the Year Ended July 31, 2018

Operating expenses for the year ended July 31, 2019 increased to $1,818,511 compared to $165,989 for the year ended July 31, 2018. This increase is primarily due to an increase in business development costs resulting from the issuance of shares of common stock for services but was also due to increases in consulting fees from the addition of consultant and general and administrative costs from increase legal and accounting expenditures, all of which resulted from our commencement of cultivation operations.

We incurred $25,383 in interest expenses due to debt financing during the year ended July 31, 2019, which is an increase from $2,841 for the same period in 2018.

We recorded gain on forgiveness of debt of $39,750 in the year ended July 31, 2018.

We experienced a net loss of $1,843,894 during the year ended July 31, 2019, as compared to a net loss of $129,080 for the year ended July 31, 2018.

An analysis of our results of operations are as follows:

	Year Ended
	July 31, 2019	July 31, 2018	Change
Expenses
Consulting Fees	$152,172	$120,000	$32,172
Business Development Costs	1,595,036	-	1,595,036
General and Administrative	71,303	45,989	25,314
Interest	25,383	2,841	22,542
Gain on forgiveness of debt	-	(39,750)	39,750
Net Loss for the Period	$(1,843,894)	$(129,080)	$(1,714,814)

Balance Sheet

Our total assets increased to $4,977,854 as of April 30, 2020, from $554,841 as of July 31, 2019. This increase resulted primarily from our acquisition of the 824-acre Potrero Ranch Property near San Diego, California for a total purchase price of $4,000,000.

	April 30, 2020	July 31, 2019

Cash and Prepaid Expenses	$228,237	$3,253
Inventory	-	306,450
Fixed Assets	4,749,617	245,138
Total Assets	4,977,854	554,841
Total Liabilities	8,240,775	1,194,836
Stockholder’s Equity (Deficit)	(3,262,921)	(639,995)

Liquidity and Capital Resources

As of April 30, 2020, our current assets were $228,237, comprised of cash. This is a decrease in current assets from $309,703 as of July 31, 2019. Our working capital deficit as of April 30, 2020 was $3,383,228, compared to a working capital deficit of $885,133 as of July 31, 2019.

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Working Capital:

	April 30, 2020	July 31, 2019

Current Assets	$228,237	$309,703
Current Liabilities	3,611,465	1,194,836
Working Capital (Deficit)	(3,383,228)	(885,133)

During the nine months ended April 30, 2020, we used $1,664,071 of cash for operating activities compared to generating $56 in the nine months ended April 30, 2019.

During the nine months ended April 30, 2020, we used $118,586 of cash for investing activities compared to none in the nine months ended April 30, 2019.

During the nine months ended April 30, 2020, we generated $2,007,641 of cash from financing activities compared to none in the nine months ended April 30, 2019.

Cash Flows:

	Nine Months Ended
	April 30, 2020	April 30, 2019

Net cash provided by (used in) operating activities	$(1,664,071)	$56
Net cash used in investing activities	(118,586)	-
Net cash provided by financing activities	2,007,641	-
Net Change in Cash	$224,984	$56

Our current cash balance will be unable to sustain operations for the next twelve months. We will be forced to raise additional funds by issuing new debt or equity securities or otherwise. We have raised no funds during the current quarter. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. We are a development stage company and have generated no revenue to date.

The future of our Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of acquisitions.

We estimate that our expenses over the next 12 months will be approximately $600,000, comprised of $120,000 in business development costs and $480,000 in general and administrative expenses. These estimates may change significantly depending on the performance of our products in the marketplace and our ability to raise capital from shareholders or other sources.

We intend to meet our cash requirements for the next 12 months through a combination of debt financing and equity financing by way of private placements. We currently do not have any arrangements in place to complete any private placement financings and there is no assurance that we will be successful in completing any private placement financings on terms that will be acceptable to us. We may not raise sufficient funds to fully carry out our business plan.

Effective December 19, 2019, we entered into a securities purchase agreement dated as of December 19, 2019 (the “SPA”) with Triton Funds, LP, an accredited investor (the “Buyer”), pursuant to which the Company issued and sold to the Buyer (i) a convertible promissory note (the “Note”) in the aggregate principal amount of up to $750,000, due June 30, 2020, bearing interest at a rate of ten percent (10%) per annum and convertible into shares of the Company’s common stock at a conversion price of $2.50 per share and (ii) a common stock purchase warrant (the “Warrant”), exercisable for two (2) years, to purchase up to 250,000 shares of the Company’s common stock at an exercise price of $3.00 per share, for an aggregate purchase price of $600,000.

On December 31, 2019, the Buyer paid an initial purchase price of $100,000 at the initial closing. The purchase price balance of $500,000 was paid on February 20, 2020. The Note is totally vested and the Warrant is currently vested only as to the right to purchase 41,667 shares. The original issue discount on the Note fully vested is $150,000.

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The Note can be prepaid at any time by paying 110% of the then outstanding principal, interest, default interest (if any), and any other amounts then due under the Note. The Note is initially convertible at a price per share equal to $2.50 (the “Fixed Conversion Price”); provided, however, that during the continuance of an event of default under the Note, the conversion price shall be equal to 75% of the lowest trading price of the Company’s common stock during the 30 trading days prior to conversion.

Concurrently therewith, we entered into a registration rights agreement with the Buyer, pursuant to which we agreed to file a registration statement with the SEC for the registration of the secondary offering and resale of the shares issuable upon conversion of the Note and exercise of the Warrant and to have the registration statement declared effective by the SEC at the earliest possible date. The registration was declared effective by the SEC on February 11, 2020. The Buyer paid the purchase balance, and the Note and Warrant fully vested, on February 20, 2020.

On March 31, 2020, we and Triton entered into a Modification Agreement, pursuant to which (i) we paid $250,000 of the principal amount of the Note, bringing the principal balance of the Note to $500,000, (ii) the maturity date of the Note was extended to August 20, 2020, (iii) the conversion price of the Note was established as 75% of the lowest trading price of our common stock during the 30 trading days prior to conversion, and (iv) the minimum volume weighted price requirement of the Note was deleted.

From April 2, 2020, through July 21, 2020, the Company issued in the aggregate 1,234,946 shares of common stock to Triton for the conversion of $328,786 of debt, and on August 14, 2020, the Company paid $200,000 as payment in full all remaining amounts due to Triton.

On April 30, 2020, we received loan proceeds in the amount of $444,850 under the Paycheck Protection Program (“PPP”). The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), provides for loans to qualifying businesses for amounts up to 2.5 times of the average monthly payroll expenses of the qualifying business. The loans and accrued interest are forgivable after eight weeks as long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels. The amount of loan forgiveness will be reduced if the borrower terminates employees or reduces salaries during the eight-week period. The unforgiven portion of the PPP loan is payable over two years at an interest rate of 1%, with a deferral of payments for the first six months. We intend to use the proceeds for purposes consistent with the PPP. While we currently believe that our use of the loan proceeds will meet the conditions for forgiveness of the loan, we cannot assure you that we will not take actions that could cause us to be ineligible for forgiveness of the loan, in whole or in part.

We will require additional financing in order to enable us to proceed with our plan of operations, as discussed above, including approximately an additional $120,000 over the next 12 months to pay for our ongoing expenses. These expenses include legal, accounting, and audit fees as well as general and administrative expenses. These cash requirements are in excess of our current cash and working capital resources. Accordingly, we will require additional financing in order to continue operations and to repay our liabilities. There is no assurance that any party will advance additional funds to us in order to enable us to sustain our plan of operations or to repay our liabilities.

We anticipate continuing to rely on equity sales of our common stock in order to fund our business operations. Issuances of additional shares will result in dilution to our existing stockholders. There is no assurance that we will achieve any additional sales of our equity securities or arrange for debt or other financing to fund our planned business activities.

We presently do not have any arrangements for additional financing and no potential lines of credit or sources of financing are currently available for the purpose of proceeding with our plan of operations.

Critical Accounting Policies

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. The Company regularly evaluates estimates and assumptions related to deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

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Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance and trust funds to be cash equivalents.

Inventory

Inventory is carried at the lower of cost or net realizable value, with the cost being determined on a first-in, first-out (FIFO) basis. The Company periodically reviews physical inventory and will record a reserve for excess and/or obsolete inventory if necessary. In the current quarter the inventory was fully impaired due to unfavorable weather conditions. In the early growing stages, the plants were severely damaged by a sand storm and could not be salvaged.

Impairment of Long-Lived Assets

The Company evaluates the recoverability of its fixed assets and other assets in accordance with ASC 360-10-15, Impairment or Disposal of Long-Lived Assets. Impairment of long-lived assets is recognized when the net book value of such assets exceeds their expected cash flows, in which case the assets are written down to fair value, which is determined based on discounted future cash flows or appraised values.

Related Party Transactions

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions. In accordance with ASC 850, the Company’s financial statements include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business, as well as transactions that are eliminated in the preparation of financial statements.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

Foreign Currency Translation

The Company’s functional and reporting currency is the U.S. dollar. Transactions in foreign currencies are translated into the currency of measurement at the exchange rates in effect on the transaction date. Monetary balance sheet items expressed in foreign currencies are translated into U.S. dollars at the exchange rates in effect at the balance sheet date. The resulting exchange gains and losses are recognized in the statement of operations.

Financial Instruments and Fair Value Measures

ASC 820, “Fair Value Measurements and Disclosures”, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

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Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts payable and accrued liabilities, loans payable, and amounts due to related parties. Pursuant to ASC 820, the fair value of cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718, “Compensation – Stock Compensation” and ASC 505, “Equity Based Payments to Non-Employees”, using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

Loss Per Share

The Company computes earnings (loss) per share in accordance with ASC 260, “Earnings per Share”. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing earnings (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. As at April 30, 2020 and 2019, the Company does not have any potentially dilutive shares and as at July 31, 2019 and 2018, the Company does not have any potentially dilutive shares.

Comprehensive Loss

ASC 220, “Comprehensive Income”, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

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SELECTED FINANCIAL DATA

Not applicable because we are a smaller reporting company.

SUPPLEMENTARY FINANCIAL INFORMATION

Not applicable because we are a smaller reporting company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Previous independent registered public accounting firm

On August 15, 2019, Saturna Group Chartered Professional Accountants LLP (“Saturna Group”) provided notice that they could no longer provide audit services to the Company.

The reports of Saturna Group on our financial statements for the fiscal years ended July 31, 2018 and July 31, 2017 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles, except that the accountant’s reports of Saturna Group on our financial statements as of and for the fiscal years ended July 31, 2017 and 2018 stated that we have suffered losses from operations and have a working capital deficit, and that these conditions raise substantial doubt about our ability to continue as a going concern.

During our fiscal years ended July 31, 2017 and 2018 and the subsequent interim period through August 15, 2019, the date of the notice from Saturna Group, we did not have any disagreement with Saturna Group on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

During that time, there were no “reportable events” as set forth in Item 304(a)(1) of Regulation S-K adopted by the Securities and Exchange Commission, except that (i) the accountant’s reports of Saturna Group on our financial statements as of and for the fiscal years ended July 31, 2017 and 2018 stated that we have suffered losses from operations and have a working capital deficit, and that these conditions raise substantial doubt about our ability to continue as a going concern, (ii) our disclosure controls and procedures were not effective for the fiscal years ended July 31, 2017 and 2018, as reported in our annual reports on Form 10-K for the fiscal years ended July 31, 2017 and 2018, and (iii) our management identified material weaknesses in our internal control over financial reporting for the fiscal years ended July 31, 2017 and 2018, as reported in our annual reports on Form 10-K for the fiscal years ended July 31, 2017 and 2018. The material weaknesses included weaknesses in procedures for control evaluation, a lack of an audit committee, insufficient documentation of review procedures, and insufficient information technology procedures. Our board of directors have discussed these matters with Saturna Group, and we authorized Saturna Group to respond fully to the inquiries of our successor accountant, M&K CPAs, concerning these matters.

New independent registered public accounting firm

On September 9, 2019, we engaged M&K CPAs as our independent registered public accounting firm for our fiscal year ended July 31, 2019. The decision to engage M&K CPAs as our independent registered public accounting firm was approved by our board of directors.

During the two most recent fiscal years and through September 9, 2019, we have not consulted with M&K CPAs regarding either of the following:

1.

the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that M&K CPAs concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.

any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable because we are a smaller reporting company.

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5,100,000 Common Shares

GREEN HYGIENICS HOLDINGS INC.

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until ___________, 2020, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus Is: _______, 2020

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PART II -- INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item. 13 Other Expenses Of Issuance And Distribution.

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$569.50
Transfer Agent Fees*	$1,000
Accounting fees and expenses*	$10,000
Legal fees and expenses*	$10,000
Edgar filing, printing and engraving fees*	$4,000
TOTAL	$25,569.50

*Indicates expenses that have been estimated for filing purposes.

All amounts are estimates other than the Securities and Exchange Commission’s registration fee.

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item. 14 Indemnification Of Directors And Officers.

Nevada law provides for discretionary indemnification for each person who serves as one of our directors or officers. We may indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of our officers or directors. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Article Eighth of our Articles of Incorporation states as follows:

No director, officer or shareholder of this corporation shall have personal liability for damages for breach of any fiduciary duty as a director or officer to the corporation, its shareholders or any other person except for: (a) Acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (B) the payment of dividends in violation of NRS 78.300. Any amendment, repeal or modification of the foregoing shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Article IX of our Bylaws provides for the following indemnification:

Indemnification

The Corporation may indemnify and advance litigation expenses to its directors, officers, employees and agents to the extent permitted by law, the Articles or these Bylaws, and shall indemnify and advance litigation expenses to its directors, officers, employees and agents to the extent required by law, the Articles or these Bylaws. The Corporation’s obligations of indemnification, if any, shall be conditioned on the Corporation receiving prompt notice of the claim and the opportunity to settle and defend the claim. The Corporation may, to the extent permitted by law, purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the Corporation.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Act, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

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Item 15. Recent Sales of Unregistered Securities

During the year ended July 31, 2019, the Company issued 500,000 common shares to the Chief Development Officer of the Company in exchange for services rendered. The issuance was exempt under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

During the year ended July 31, 2019, the Company issued 500,000 common shares to the Business Development Officer of the Company in exchange for services rendered. The issuance was exempt under Section 4(a)(2) of the Securities Act.

During the year ended July 31, 2019, the Company issued 500,000 common shares to the Chief Technology Officer of the Company in exchange for services rendered. The issuance was exempt under Section 4(a)(2) of the Securities Act.

During the year ended July 31, 2019, the Company issued 50,000 common shares to the Head of Research and Development of a subsidiary of the Company in exchange for services rendered. The issuance was exempt under Section 4(a)(2) of the Securities Act.

During the year ended July 31, 2019, the Company issued 200,000 common shares to the Chief Development Officer of the Company in exchange for services rendered. The issuance was exempt under Section 4(a)(2) of the Securities Act.

During the year ended July 31, 2019, the Company issued 200,000 common shares to the President of a subsidiary of the Company in exchange for services rendered. The issuance was exempt under Section 4(a)(2) of the Securities Act.

During the nine months ended April 30, 2020, the Company issued 250,000 common shares to the CEO of the Company in exchange for consulting services. The issuance was exempt under Section 4(a)(2) of the Securities Act.

During the nine months ended April 30, 2020, the Company issued 50,000 common shares to the Chief Agricultural Operations Manager of the Company in exchange for consulting services. The issuance was exempt under Section 4(a)(2) of the Securities Act.

During the nine months ended April 30, 2020, the Company issued 200,000 common shares to the Chief Project Manager of the Company in exchange for consulting services. The issuance was exempt under Section 4(a)(2) of the Securities Act.

During the nine months ended April 30, 2020, the Company issued 25,000 common shares to the Assistant Agricultural Operations Manager of the Company in exchange for consulting services. The issuance was exempt under Section 4(a)(2) of the Securities Act.

During the nine months ended April 30, 2020, the Company issued 300,000 common shares to non-related parties in exchange for consulting services. The issuances were exempt under Section 4(a)(2) of the Securities Act.

During the nine months ended April 30, 2020, the Company agreed to issue 100,000 common shares to an independent director of the Company in exchange for consulting services. The issuance was exempt under Section 4(a)(2) of the Securities Act. The Company issued 50,000 of the shares in April, 2020.

During the nine months ended April 30, 2020, the Company agreed to issue 250,000 common shares to the Senior Vice President of Corporate Development of the Company in exchange for consulting services. The issuance was exempt under Section 4(a)(2) of the Securities Act. The Company issued 125,000 of the shares in April, 2020.

During the nine months ended April 30, 2020, the Company agreed to issue 250,000 common shares to a Senior Vice President of Business Development – Agriculture Division of the Company in exchange for consulting services. The issuance was exempt under Section 4(a)(2) of the Securities Act. The Company issued 125,000 of the shares in April, 2020.

During the nine months ended April 30, 2020, the Company issued 166,667 common shares to Triton Funds LP upon partial conversion of the Note at the conversion price then in effect.

On May 8, 2020, the Company issued 214,286 common shares to Triton Funds LP in exchange for $60,000 debt. The shares were valued based on OTC’s closing trade price on the date of the agreement.

On May 22, 2020, the Company issued 178,571 common shares to Triton Funds LP upon partial conversion of the Note at the conversion price then in effect.

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On June 8, 2020, the Company issued 153,846 common shares to Triton Funds LP upon partial conversion of the Note at the conversion price then in effect.

On June 18, 2020, the Company issued 200,000 common shares to Triton Funds LP upon partial conversion of the Note at the conversion price then in effect.

On July 22, 2020, the Company issued 321,576 common shares to Triton Funds LP upon partial conversion of the Note at the conversion price then in effect.

On September 2, 2020, the Company issued 500,000 common shares to SRAX, Inc. (“SRAX”), in exchange for the right to use the SRAX Sequire platform.

Effective December 19, 2019, we entered into a securities purchase agreement dated as of December 19, 2019 (the “SPA”) with Triton Funds, LP, an accredited investor (“Triton” or the “Buyer”), pursuant to which the Company issued and sold to the Buyer (i) a convertible promissory note (the “Note”) in the aggregate principal amount of up to $750,000, due June 30, 2020, bearing interest at a rate of ten percent (10%) per annum and convertible into shares of the Company’s common stock at a conversion price of $2.50 per share and (ii) a common stock purchase warrant (the “Warrant”), exercisable for two (2) years, to purchase up to 250,000 shares of the Company’s common stock at an exercise price of $3.00 per share, for an aggregate purchase price of $600,000.

On December 31, 2019, the Buyer paid an initial purchase price of $100,000 at the initial closing. The purchase price balance of $500,000 was paid on February 20, 2020. The Note is totally vested and the Warrant initially vested only as to the right to purchase 41,667 shares. The original issue discount on the Note fully vested is $150,000.

The Note can be prepaid at any time by paying 110% of the then outstanding principal, interest, default interest (if any), and any other amounts then due under the Note. The Note is initially convertible at a price per share equal to $2.50 (the “Fixed Conversion Price”); provided, however, that during the continuance of an event of default under the Note, the conversion price shall be equal to 75% of the lowest trading price of the Company’s common stock during the 30 trading days prior to conversion.

Concurrently therewith, we entered into a registration rights agreement with the Buyer, pursuant to which we agreed to file a registration statement with the SEC for the registration of the secondary offering and resale of the shares issuable upon conversion of the Note and exercise of the Warrant and to have the registration statement declared effective by the SEC at the earliest possible date. The registration was declared effective by the SEC on February 11, 2020. The Buyer paid the purchase balance, and the Note and Warrant fully vested, on February 20, 2020.

On March 31, 2020, we and Triton entered into a Modification Agreement, pursuant to which (i) we paid $250,000 of the principal amount of the Note, bringing the principal balance of the Note to $500,000, (ii) the maturity date of the Note was extended to August 20, 2020, (iii) the conversion price of the Note was established as 75% of the lowest trading price of our common stock during the 30 trading days prior to conversion, and (iv) the minimum volume weighted price requirement of the Note was deleted.

From April 2, 2020, through July 21, 2020, the Company issued in the aggregate 1,234,946 shares of common stock to Triton for the conversion of $328,786 of debt, and on August 14, 2020, the Company paid $200,000 as payment in full all remaining amounts due to Triton.

The issuance was exempt under Section 4(a)(2) of the Securities Act.

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Item 16. Exhibits.

Exhibit No.	Description

2.1	Definitive Agreement dated April 29, 2019 by and among between Coastal Labs, LLC and Green Hygienics Holdings Inc. (1)
3.1

Articles of Incorporation of Silver Bay Resources, Inc. (now known as Green Hygienics Holdings Inc.), incorporated by reference to our Registration Statement on Form S-1 filed on September 17, 2008 (File No. 333-153510).

3.2

Certificate of Amendment of Silver Bay Resources, Inc. (now known as Green Hygienics Holdings Inc.), incorporated by reference to our Current Report on Form 8-K filed on July 1, 2010 (File No. 333-153510).

3.3	Articles of Merger dated June 1, 2012 between of Green Hygienics Holdings Inc. and Takedown Entertainment, Inc., incorporated by reference to our Current Report on Form 8-K filed on June 7, 2012.
3.4	Certificate of Change Pursuant to NRS 78.209, incorporated by reference to our Current Report on Form 8-K filed on June 7, 2012.
3.5	Certificate of Amendment of Green Hygienics Holdings Inc., incorporated by reference to our Current Report on Form 8-K filed on February 21, 2013.
3.6	Certificate of Amendment of Green Hygienics Holdings Inc. (1)
3.7	Bylaws, incorporated by reference to our Registration Statement on Form S-1 filed on September 17, 2008 (File No. 333-153510).
4.1	10% Convertible Promissory Note dated December 19, 2019, incorporated by reference to our Current Report on Form 8-K filed on January 15, 2020.
4.2	Common Stock Purchase Warrant dated December 19, 2019, incorporated by reference to our Current Report on Form 8-K filed on January 15, 2020.
5.1	Legal Opinion of Indeglia PC (1)
10.1

Securities Purchase Agreement by and between Green Hygienics Holdings, Inc. and Triton Funds LP dated as of December 19, 2019, incorporated by reference to our Current Report on Form 8-K filed on January 15, 2020.

10.2

Registration Rights Agreement by and between Green Hygienics Holdings, Inc. and Triton Funds LP dated as of December 19, 2019, incorporated by reference to our Current Report on Form 8-K filed on January 15, 2020.

10.3	Amending Agreement by and between Green Hygienics Holdings, Inc. and Triton Funds LP dated as of January 8, 2020, incorporated by reference to our Current Report on Form 8-K filed on January 15, 2020.
10.4

Standard Offer, Agreement and Escrow Instructions for Purchase of Real Estate dated March 11, 2019 by and between Alita Capital, Inc. or Assignee, and Kreutzkamp Trust, incorporated by reference to our Current Report on Form 8-K filed on August 29, 2019.

10.5	Promissory Note Secured by Deed of Trust dated August 23, 2019, incorporated by reference to our Current Report on Form 8-K filed on January 31, 2020.
10.6	Secured Promissory Note dated August 15, 2019, incorporated by reference to our Current Report on Form 8-K filed on January 31, 2020.
10.7

Standard Offer, Agreement and Escrow Instructions for Purchase of Real Estate dated October 18, 2019 by and between Green Hygienics Holdings, Inc. or Assignee, and Dos Molson LLC and Pat Reid, incorporated by reference to our Current Report on Form 8-K filed on October 25, 2019.

10.8	Consulting Agreement dated August 1, 2019 between Ronald Loudoun and Green Hygienics Holdings Inc., incorporated by reference to our Current Report on Form 8-K filed on January 31, 2020.
10.9	2011 Stock Plan, incorporated by reference to our Current Report on Form 8-K filed on September 8, 2011.
10.10	Consulting Agreement dated February 15, 2020 between Todd Mueller and Green Hygienics Holdings Inc., incorporated by reference to our Form 10-Q filed on June 15, 2020.
10.11	Equity Financing Agreement by and between Green Hygienics Holdings, Inc. and GHS Investments, LLC, dated September 13, 2020 (1)
10.12	Registration Rights Agreement by and between Green Hygienics Holdings, Inc. and GHS Investments, LLC, dated September 13, 2020 (1)
14	Code of Ethics of Takedown Entertainment, Inc. (now known as Green Hygienics Holdings Inc.), incorporated by reference to our Annual Report on Form 10-K filed on October 27, 2011.
23.1	Consent of Saturna Group (1)
23.2	Consent of M&K CPAs (1)
23.3	Consent of Indeglia PC (filed as part of Exhibit 5.1)

_________

(1) Filed herewith

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned on September 14, 2020.

GREEN HYGIENICS HOLDINGS INC.

By:	/s/ Ronald Loudoun
Ronald Loudoun
President, Chief Executive Officer and Director
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ronald Loudoun, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Ronald Loudoun	President, Chief Executive Officer,	September 14, 2020
Ronald Loudoun	and director
(Principal Executive Officer)

/s/ Todd Mueller	Chief Financial Officer	September 14, 2020
(Principal Accounting and Financial Officer)

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